UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☐                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under Rule §240.14a-12

NICHOLAS FINANCIAL, INC.
(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

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☐	Fee paid previously with preliminary materials.

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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NICHOLAS FINANCIAL, INC. Building C 2454 McMullen Booth Road Clearwater, FL 33759-1343 (727) 726-0763

NOTICE OF ANNUAL GENERAL MEETING

To the Shareholders of Nicholas Financial, Inc:

NOTICE IS HEREBY GIVEN that the 2011 Annual General Meeting of Shareholders (the “Meeting”) of Nicholas Financial, Inc. (hereinafter called the “Company”) will be held at the Innisbrook Golf Resort, located at 36750 U.S. Highway 19 North, Palm Harbor, Florida, on Wednesday, August 9, 2011, at the hour of 10:00 AM (Clearwater, Florida time) for the following purposes:

1.	to receive the Report of the Directors;

2.	to receive the consolidated financial statements of the Company for its fiscal year ended March 31, 2011 and the report of Dixon Hughes Goodman LLP, the Company’s Independent Auditors, thereon;

3.	to elect one director to hold office until the 2014 Annual General Meeting of Shareholders or until his successor is duly elected and qualified;

4.	to approve the appointment of Dixon Hughes Goodman LLP as the Company’s Independent Auditors for the fiscal year ending March 31, 2012;

5.	to consider an advisory vote on compensation for our named executive officers;

6.	to consider an advisory vote on the frequency of the advisory vote on compensation of our named executive officers; and

7.	to transact such other business as may properly come before the Meeting.

Accompanying this Notice are a Proxy Statement and Information Circular and Form of Proxy.

Shareholders of record as of the close of business on July 5, 2011 will be entitled to attend and vote at the Meeting, or any adjournment or postponement thereof. A shareholder entitled to attend and vote at the Meeting is entitled to appoint a proxy holder to attend and vote in his stead.

Your vote is important. If you are unable to attend the Meeting (or any adjournment or postponement thereof) in person, please read the Notes accompanying the Form of Proxy enclosed herewith and then complete and return the Proxy within the time set out in the Notes.

The enclosed Form of Proxy is solicited by the Board of Directors of the Company but, as set out in the Notes accompanying the Form of Proxy, you may amend it if you so desire by striking out the names listed therein and inserting in the space provided the name of the person you wish to represent you at the Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Annual

General Meeting of Shareholders to be Held on August 9, 2011

Pursuant to rules of the U.S. Securities and Exchange Commission, we have elected to provide access to our proxy materials both by sending you this full set of proxy materials, including a proxy card, and by notifying you of the availability of our proxy materials on the Internet. This Proxy Statement and Information Circular and our Annual Report on Form 10-K for the fiscal year ended March 31, 2011, are available at http://www.materials.proxyvote.com/65373J.

DATED at Clearwater, Florida, July 7, 2011.

BY ORDER OF THE BOARD OF DIRECTORS

Ralph T. Finkenbrink

Secretary

NICHOLAS FINANCIAL, INC

Building C

2454 McMullen Booth Road

Clearwater, FL 33759-1343

(727) 726-0763

PROXY STATEMENT AND INFORMATION CIRCULAR

AS AT AND DATED JULY 7, 2011

This Proxy Statement and Information Circular accompanies the Notice of the 2010 Annual General Meeting of Shareholders (the “Meeting”) of Nicholas Financial, Inc. (hereinafter called the “Company”) to be held on Wednesday, August 9, 2011, at 10:00 a.m. (Clearwater, Florida time), at the Innisbrook Golf Resort, located at 36750 U.S. Highway 19 North, Palm Harbor, Florida, and is being furnished in connection with the solicitation of proxies on behalf of the Board of Directors of the Company for use at that Meeting and at any adjournment thereof.

The Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2011 (the “Annual Report”), together with this Proxy Statement and Information Circular and the accompanying proxy form (“Proxy”), are first being mailed on or about July 12, 2011 to shareholders entitled to vote at the Meeting. Additional copies will be provided without charge upon written request to Ralph T. Finkenbrink, Secretary, Nicholas Financial, Inc., 2454 McMullen Booth Road, Building C, Clearwater, Florida 33759-1340. Exhibits filed with our Annual Report on Form 10-K will be provided upon written request, in the same manner noted above.

REVOCABILITY OF PROXY

If the accompanying Proxy is completed, signed and returned, the shares represented thereby will be voted at the Meeting. The giving of the Proxy does not affect the right to vote in person should the shareholder be able to attend the Meeting. The shareholder may revoke the Proxy at any time prior to the voting thereof. If you would like to obtain directions to attend the Meeting, please contact Ralph Finkenbrink at (727) 726-0763.

In addition to revocation in any other manner permitted by law, a proxy may be revoked by an instrument in writing executed by the shareholder or his attorney authorized in writing, or if the shareholder is a corporation, by a duly authorized officer or attorney thereof, and deposited either at the registered office of the Company at any time up to and including the last business day preceding the day of the Meeting, or any adjournment thereof, or, as to any matter in respect of which a vote shall not already have been cast pursuant to such proxy, with the Chairman of the Meeting on the day of the Meeting, or any adjournment thereof, and upon either of such deposits the proxy is revoked.

PERSONS MAKING THE SOLICITATION

THE ENCLOSED PROXY IS BEING SOLICITED BY

THE BOARD OF DIRECTORS OF THE COMPANY

Solicitations will be made by mail and possibly supplemented by telephone or other personal contact to be made without special compensation by regular officers and employees of the Company. The Company may reimburse shareholders’ nominees or agents (including brokers holding shares on behalf of clients) for the cost incurred in obtaining from their principals authorization to execute forms of proxy. No solicitation will be made by specifically engaged employees or soliciting agents. The cost of solicitation of proxies on behalf of the Board of Directors will be borne by the Company.

VOTING SHARES AND OWNERSHIP

OF MANAGEMENT AND PRINCIPAL HOLDERS

As of the date of this Proxy Statement and Information Circular, the Company is authorized to issue 50,000,000 Common shares without par value and 5,000,000 Preference shares without par value. As of the close of business on July 5, 2011, the record date for determining shareholders entitled to notice of and to vote at the Meeting, there were issued and outstanding 11,914,255 Common shares and no Preference shares. At a General Meeting of the Company, on a show of hands, every shareholder present in person and entitled to vote shall have one vote, and on a poll, every shareholder present in person or represented by proxy and entitled to vote shall have one vote for each share of which such shareholder is the registered holder. Shares represented by proxy will only be voted on a poll.

The following table sets forth certain information regarding the beneficial ownership of Common shares as of July 5, 2011 regarding (i) each of the Company’s directors (including the nominees for re-election as directors), (ii) each of the Company’s executive officers, (iii) all directors and officers as a group, and (iv) each person known by the Company to beneficially own, directly or indirectly, more than 5% of the outstanding Common shares. Please note that, unless expressly indicated otherwise, all share and pricing information contained in this Proxy Statement and Information Circular has been restated to reflect the 10% stock dividend completed on December 7, 2009. Except as otherwise indicated, each of the persons listed below has sole voting and investment power over the shares beneficially owned.

NAME	NUMBER OF SHARES	PERCENTAGE OWNED
Peter L. Vosotas (1) (2)	1,787,708	14.9%
Stephen Bragin (3) (4)	133,328	1.1
Alton R. Neal (5) (6)	25,850	*
Ralph T. Finkenbrink (7) (8)	252,803	2.1
Scott Fink (9) (10)	10,450	*
Douglas W. Marohn (11)	--	--
Mahan Family, LLC (12)	652,907	5.5
Southpoint Capital Advisors LLC (13)	1,036,220	8.7
Teton Capital Partners, L.P. (14)	865,960	7.3
All directors and officers as a group (6 persons) (15)	2,210,139	18.2%

* Less than 1%

(1)	Mr. Vosotas’ business address is 2454 McMullen Booth Road, Building C, Clearwater, Florida 33759.

(2)

Includes 375,276 shares owned directly by Mr. Vosotas (of which 55,000 are unvested shares of restricted stock), 1,306,185 held in family trusts over which Mr. Vosotas retains voting and investment power and 23,747 shares held by Mr. Vosotas’ spouse. Also includes 82,500 shares issuable upon the exercise of outstanding stock options exercisable within 60 days.

(3)	Mr. Bragin’s business address is c/o Nicholas Financial, Inc., 2454 McMullen Booth Road, Building C, Clearwater, Florida 33759.

(4)	Includes 24,750 shares issuable upon the exercise of outstanding stock options exercisable within 60 days.

(5)	Mr. Neal’s business address is c/o Nicholas Financial, Inc., 2454 McMullen Booth Road, Building C, Clearwater, Florida 33759.

(6)	Includes 8,250 shares issuable upon the exercise of outstanding stock options exercisable within 60 days.

(7)	Mr. Finkenbrink’s business address is 2454 McMullen Booth Road, Building C, Clearwater, Florida 33759.

(8)	Includes 64,500 shares of unvested restricted stock and 73,500 shares issuable upon the exercise of outstanding stock options exercisable within 60 days.

(9)	Mr. Fink’s business address is 3936 U.S. Highway 19, New Port Richey, Florida 34652.

(10)	Includes 8,250 shares issuable upon the exercise of outstanding stock options exercisable within 60 days.

(11)	Mr. Marohn resigned from the Company effective June 30, 2011.

(12)

Mahan Family, LLC, together with Roger Mahan, Gary Mahan, Nancy Ernst, Kenneth Ernst and Mahan Children, LLC, filed a joint Schedule 13D/A on May 18, 2005. As reported in such Schedule 13D/A, Roger Mahan, Nancy Ernst and Gary Mahan are siblings. Kenneth Ernst is the husband of Nancy Ernst. Mahan Family, LLC is a New Jersey limited liability company of which Roger Mahan, Nancy Ernst and Gary Mahan are equity holders and the sole managers. The principal business address of Mahan Family, LLC is Stonehouse Road, P.O. Box 367, Millington, New Jersey. Mahan Children, LLC is a New Jersey limited liability company of which Roger Mahan, Nancy Ernst and Gary Mahan are the sole equity holders and managers. The principal business address of Mahan Children, LLC is Stonehouse Road, P.O. Box 367, Millington, New Jersey. Based upon information previously provided by the holder, in addition to 652,907 shares currently owned by Mahan Family, LLC, (i) Mahan Children, LLC owns 441,810 shares, (ii) Roger Mahan owns 132,000 shares, (iii) a daughter of Roger Mahan owns 549 shares, (iv) a son of Kenneth and Nancy Ernst owns 660 shares and (v) a son of Gary Mahan owns 660 shares. These shares collectively constitute approximately 10.4% of the Company’s outstanding Common shares.

(13)

As reported in a joint Schedule 13G/A filed on February 14, 2011, 1,036,220 shares are held by Southpoint Master Fund, LP, a Cayman Islands exempted limited partnership (the “Master Fund”), for which Southpoint Capital Advisors LP, a Delaware limited partnership (“Southpoint Advisors”), serves as the investment manager and Southpoint GP, LP, a Delaware limited partnership (“Southpoint GP”), serves as the general partner. Southpoint Capital Advisors, LLC, a Delaware limited liability company (“Southport CA LLC”), serves as the general partner of Southpoint Advisors, and Southpoint GP, LLC, a Delaware limited liability company, serves as the general partner of Southpoint GP. John S. Clark II serves as managing member of both Southpoint CA LLC and Southpoint GP, LLC. The Master Fund, Southpoint CA LLC, Southpoint GP, LLC, Southpoint GP, Southpoint Advisors and John S. Clark II have the shared power to vote and dispose of the 1,036,220 shares. The principal business address of the foregoing persons is 623 Fifth Avenue, Suite 2601, New York, New York 10022.

(14)

Teton Capital Partners, L.P., a Texas limited partnership (the “Fund”), Ancient Art, L.P., a Texas limited partnership and the investment manager to the Fund (“Ancient Art”), Whitney, L.P., a Texas limited partnership and the general partner of the Fund (“Whitney”), Trango II, LLC, a Texas limited liability company and the general partner of both Ancient Art and Whitney (“Trango”), and Quincy J. Lee, the principal of Trango (“Lee”), filed a joint Schedule 13G/A on February 14, 2011. As reported in such Schedule 13G/A, the Fund holds 865,960 shares and has the power to vote and dispose of all of such shares. Ancient Art, Whitney, Trango and Lee have the shared power to vote and dispose of the 865,960 shares held by the Fund. The principal business address of the foregoing persons is 610 West 5th Street, Suite 600, Austin, Texas 78701.

(15)	Includes an aggregate of 197,250 shares issuable upon the exercise of outstanding stock options exercisable within 60 days.

The Board of Directors has determined that all shareholders of record as of the close of business on July 5, 2011 (the “Record Date”) will be entitled to receive notice of and to vote at the Meeting. Those shareholders so desiring may be represented by proxy at the Meeting. The Proxy, and the power of attorney or other authority, if any, under which it is signed or a notarially certified copy thereof, must be deposited either at the office of the Registrar and Transfer Agent of the Company, Computershare Investor Services Inc., 510 Burrard Street, Vancouver, British Columbia V6C 3B9, or at the Corporate Headquarters of the Company at Building C, 2454 McMullen Booth Road, Clearwater, Florida 33759-1343 not less than 48 hours, Saturdays and holidays excepted, prior to the time of the holding of the Meeting or any adjournment thereof.

Votes cast by proxy or in person at the Meeting will be tabulated by the inspector of elections appointed for the Meeting, who will also determine whether a quorum is present for the transaction of business. The Company’s Articles provide that a quorum is present if two or more shareholders of the Company are present in person (or represented by proxy) holding an aggregate of at least 33-1/3% of the total issued and outstanding shares of the Company as of the Record Date for the Meeting. Abstentions will be counted as shares that are present and entitled to vote for purposes of determining whether a quorum is present. Shares held by nominees for beneficial owners will also be counted for purposes of determining whether a quorum is present if the nominee has the discretion to vote on at least one of the matters presented, even though the nominee may not exercise discretionary voting power with respect to other matters and even though voting instructions have not been received from the beneficial owner (a “broker non-vote”). Neither abstentions nor broker non-votes are counted in determining whether a proposal has been approved. The vote required for each proposal set forth herein, including the election of director, is set forth under the discussion herein of such proposal.

Shareholders are urged to indicate their votes in the spaces provided on the Proxy. Proxies solicited by the Board of Directors of the Company will be voted in accordance with the directions given therein. Except as indicated below in connection with the election of director and the advisory vote on the frequency of the advisory vote on compensation of our named executive officers, where no instructions are indicated signed Proxies will be voted FOR each proposal listed in the Notice of the Meeting as set forth more completely herein. Returning your completed Proxy will not prevent you from voting in person at the Meeting should you be present and wish to do so.

Only registered shareholders or duly appointed proxyholders are permitted to vote at the Meeting. Most shareholders of the Company are nominee, or “non-registered,” shareholders because the shares they own are not registered in their names but are instead registered in the name of the brokerage firm, bank or trust company through which they purchased the shares. More particularly, a person is not a registered shareholder in respect of shares which are held on behalf of the person (the “Non-Registered Holder”) but which are registered either: (a) in the name of a intermediary (an “Intermediary”) that the Non-Registered Holder deals with in respect of the shares (Intermediaries include, among others, banks, trust companies, securities dealers or brokers and trustees or administrators of self-administered RRSP’s, RRIF’s, RESP’s and similar plans); or (b) in the name of a clearing agency (such as The Canadian Depository for Securities Limited) (“CDS”) of which the Intermediary is a participant. In accordance with the requirements as set out in National Instrument 54-101 (formerly National Policy Statement No. 41) of the Canadian Securities Administrators, the Company has distributed copies of the Notice of Meeting, this Information Circular and the Proxy (collectively, the “Meeting Materials”) to the clearing agencies and Intermediaries for onward distribution to Non-Registered Holders.

Intermediaries are required to forward the Meeting Materials to Non-Registered Holders unless a Non-Registered Holder has waived the right to receive them. Very often Intermediaries will use service companies to forward the Meeting Materials to Non-Registered Holders. Generally, Non-Registered Holders who have not waived the right to receive Meeting Material will either:

(a)

be given a form of proxy which has already been signed by the Intermediary (typically by a faxed, stamped signature), which is restricted as to the number of shares beneficially owned by the Non-Registered Holder but which is otherwise not completed. Because the Intermediary has already signed the form of proxy, this form of proxy is not required to be signed by the Non- Registered Holder when submitting the proxy. In this case, the Non-Registered Holder who wishes to submit a proxy should otherwise properly complete the form of proxy and deposit it with the Company’s Registrar and Transfer Agent as provided above; or

(b)

more typically, be given a voting instruction form which is not signed by the Intermediary, and which, when properly completed and signed by the Non-Registered Holder and returned to the Intermediary or its service company, will constitute voting instructions (often called a “proxy authorization form”) which the Intermediary must follow. Typically, the proxy authorization form will consist of a one page preprinted form. Sometimes instead of the one page preprinted form, the proxy authorization form will consist of a regular printed proxy form accompanied by a page of instructions, which contains a removable label containing a bar code and other information. In order for the form of proxy to validly constitute a proxy authorization form, the Non-Registered Holder must remove the label from the instructions and affix it to the form of proxy, properly complete and sign the form of proxy and return it to the Intermediary or its service company in accordance with the instructions of the Intermediary or its service company.

In either case, the purpose of this procedure is to permit Non-Registered Holders to direct the voting of the shares, which they beneficially own. Should a Non-Registered Holder who receives one of the above forms wish to vote at the Meeting in person, the Non-Registered Holder should strike out the names of the Management Proxyholders named in the form and insert the Non-Registered Holder’s name in the blank space provided. In either case, Non-Registered Holders should carefully follow the instructions of their Intermediary, including those regarding when and where the proxy or proxy authorization form is to be delivered. Please note that brokers or other nominees who hold shares for Non-Registered Holders no longer have the discretionary authority to vote uninstructed shares in the election of directors.

PROPOSAL 1: ELECTION OF DIRECTOR

The Board of Directors recommends the nominee set forth below for election as a Director and urges each shareholder to vote “FOR” such nominee. Proxies in the accompanying form will be voted at the Meeting, unless authority to do so is withheld, in favor of the election as a Director of the nominee named below. Brokers or other nominees who hold shares for a Non-Registered Holder no longer have the discretionary authority to vote uninstructed shares in the election of directors.

The Company’s Board of Directors currently consists of five members divided into three classes, with the members of each class serving three-year terms expiring at the third Annual General Meeting of Shareholders after their election. The Company’s Board of Directors, upon the recommendation of the Nominating/Corporate Governance Committee, has nominated Stephen Bragin to stand for re-election as a Director at the Meeting, to hold office for a term of three years expiring at the 2014 Annual General Meeting of Shareholders, and until his successor has been duly elected and qualified. No other person has been nominated by the Board to stand for election as a director at the Meeting. Assuming a quorum is present, the election of Mr. Bragin as a Director requires that a plurality of the total votes cast with respect to Common shares present, or represented, and entitled to vote at the Meeting vote in favor of his election. (Please note that brokers or other nominees who hold shares for you no longer have the discretionary authority to vote your uninstructed shares in the election of directors.) In the event Mr. Bragin is unable to serve, the persons designated as proxies will cast votes for such other person in their discretion as a substitute nominee. The Board of Directors has no reason to believe that the nominee will be unavailable, or if elected, will decline to serve. Mr. Bragin is a resident of the United States. Certain information is set forth below for the nominee for Director, as well as for each Director whose term of office will continue after the Meeting.

NOMINEE FOR DIRECTOR — TERM TO EXPIRE 2014

Name	Age	Principal Occupation And Other Information

Stephen Bragin	81

Mr. Bragin has served as a director of the Company since February 10, 1999. Mr. Bragin is currently the Vice President, Treasurer and a member of the Board of Directors of Curlew Hills Memory Gardens. He is the retired Regional Development Director at the University of South Florida. Mr. Bragin is also a former principal and Vice President (retired) of David Bilgore & Company and a former member of the Board of Directors of Interest Bank. He served in the U.S. Army and is a Korean War veteran. Mr. Bragin received his Bachelor of Science degree from the University of Pennsylvania (Wharton School).

Mr. Bragin has served on the Company’s Board for over a decade, supporting institutional continuity with Company and industry knowledge accumulated through all phases of industry and economic cycles, and through the Company’s expansion over that period. Mr. Bragin’s diverse and considerable experience allows him to bring to the Board significant leadership skills, as well as a diversity of viewpoint in judgment. This led to the conclusion that he should continue to serve as a Director of our Company.

DIRECTORS CONTINUING IN OFFICE — TERM TO EXPIRE 2012
Name	Age	Principal Occupation And Other Information

Scott Fink	50

Mr. Fink has served as a director of the Company since August 11, 2004. In 2001, Mr. Fink was awarded the Hyundai of New Port Richey, Florida dealership, where he is currently President and Owner. He has since opened two additional automobile franchises in the Tampa Bay area – Hyundai of Wesley Chapel and Mazda of Wesley Chapel. In 1998, Mr. Fink formed S&T Collision Centers, which currently operates out of locations in Clearwater and Brandon, Florida. Prior to 1998, Mr. Fink owned and operated a Toyota and a Mitsubishi Dealership in Clearwater, Florida. Mr. Fink also previously worked for Ford Motor Company in various management positions. Mr. Fink received his Bachelor of Science degree in Accounting from Wagner College, Staten Island, New York.

Given his extensive business experience Mr. Fink brings a unique combination of leadership, financial and business analytical skills and acute business judgment to the Board. This led to the conclusion that he should serve as a Director of our Company.

DIRECTORS CONTINUING IN OFFICE — TERM TO EXPIRE 2012
Name	Age	Principal Occupation And Other Information
Alton R. Neal	65	Mr. Neal has served as a director of the Company since

May 17, 2000. He retired from the private practice of law at the end of 2008. He had been in private practice since 1975 and had been a partner with the firm of Johnson, Blakely, Pope, Bokor, Ruppel & Burns, Tampa, Florida, since 1999. From 1994 until 1999, he was a partner in the firm of Forlizzo & Neal. Mr. Neal also previously served as a Vice President – Corporate Finance for Raymond James & Associates, Inc. and worked at Lever Brothers in New York, New York. Mr. Neal received his Bachelor of Science degree in Accounting from Lipscomb University and received his Juris Doctor degree from Emory University.

Mr. Neal has served on the Company’s Board for more than a decade, supporting institutional continuity with Company and industry knowledge accumulated through all phases of industry and economic cycles, and through the Company’s expansion over that period. He also brings considerable legal and transactional skills to the Board, including experience with SEC filings and other securities law matters. This led to the conclusion that he should serve as a Director of our Company.

DIRECTORS CONTINUING IN OFFICE — TERM TO EXPIRE 2013
Name	Age	Principal Occupation And Other Information

Peter L. Vosotas	69

Mr. Vosotas founded the Company in 1985 and has served as Chairman of the Board, Chief Executive Officer and President of the Company since its inception. Prior to founding the Company, Mr. Vosotas held a variety of Sales and Marketing positions with Ford Motor Company, GTE and AT&T Paradyne Corporation. Mr. Vosotas attended the United States Naval Academy and earned a Bachelor of Science Degree in Electrical Engineering from The University of New Hampshire.

As our Chief Executive Officer and President, Mr. Vosotas provides the Board with information gained from hands-on management of Company operations, identifying near-term and long-term goals, challenges and opportunities. As the Company’s founder, he brings the continuity of mission and values on which the Company was established. This led to the conclusion that he should serve as a Director of our Company.

DIRECTORS CONTINUING IN OFFICE — TERM TO EXPIRE 2013
Name	Age	Principal Occupation And Other Information

Scott Fink	50

Ralph T. Finkenbrink 50 Mr. Finkenbrink has served as Senior Vice President, Chief Financial Officer and Secretary of the Company since 1997 and served as Vice President – Finance of the Company from 1992 to July 1997. He joined the Company in 1988 and served as Controller of Nicholas Financial and NDS until 1992. Prior to joining the Company, he was a staff accountant for MBI, Inc. from January 1984 to March 1985 and Inventory Control Manager for the Dress Barn, Inc. from March 1985 to December 1987. Mr. Finkenbrink received his Bachelor of Science Degree in Accounting from Mount St. Mary’s University in Emmitsburg, Maryland.

Mr. Finkenbrink has been with the Company for 23 years, serving in various senior financial capacities. He brings valuable financial analytical skills and experience, as well as industry knowledge, to the Board. This led to the conclusion that he should serve as a Director of our Company.

PROPOSAL 2: APPOINTMENT OF INDEPENDENT AUDITORS

The Board of Directors and Audit Committee recommend the approval of the appointment of Dixon Hughes Goodman LLP as Independent Auditors of the Company for the fiscal year ending March 31, 2012, and urge each shareholder to vote “FOR” such proposal. Executed and unmarked proxies in the accompanying form will be voted at the Meeting in favor of such proposal.

During the fiscal year ended March 31, 2011, the Company engaged Dixon Hughes Goodman LLP to provide certain audit services, including the audit of the Company’s annual consolidated financial statements, quarterly reviews of the condensed consolidated financial statements included in the Company’s Forms 10-Q, services performed in connection with filing this Proxy Statement and Information Circular and the Annual Report on Form 10-K by the Company with the SEC, attendance at meetings with the Audit Committee and consultation on matters relating to accounting, tax and financial reporting. Dixon Hughes Goodman LLP has acted as the independent registered public accounting firm for the Company since December 31, 2003.

The Board of Directors and Audit Committee propose the appointment of Dixon Hughes Goodman LLP as Independent Auditors of the Company for the fiscal year ending March 31, 2012. No representative of Dixon Hughes Goodman LLP will be present at the Company’s Annual General Meeting or available at the Meeting to answer any questions or make any statements with respect to the Company.

Vote Required

Assuming a quorum is present, approval of the appointment of Dixon Hughes Goodman LLP as Independent Auditors of the Company for the fiscal year ending March 31, 2012 requires that a majority of the total votes cast with respect to Common shares present, or represented, and entitled to vote at the Meeting vote in favor of such proposal.

Fees for Audit and Non-Audit Related Matters

The fees charged by Dixon Hughes Goodman LLP for professional services rendered to the Company in connection with all audit and non-audit related matters were as follows:

	Fiscal Year Ended March 31,
	2011	2010

Audit Fees (1)	$247,306	$281,282

Audit Related Fees (2)	$ 18,000	$ 18,000

Tax Fees (3)	$ 51,723	$ 42,672

All Other Fees	None	None

(1)    Audit fees consist of fees for the audit of the Company’s annual consolidated financial statements and review of the Company’s condensed consolidated financial statements included in the Company’s quarterly reports on Form 10-Q. In 2011, audit fees include fees for the audit of the effectiveness of internal control over financial reporting.

(2)    Audit related fees consist primarily of fees for the audit of the Company’s retirement plan and consultation regarding financial reporting matters and consultation regarding SEC filing requirements.

(3) Fees incurred were for income tax return preparation and other compliance services.

The Audit Committee has concluded that Dixon Hughes Goodman LLP’s provision of the services described above is compatible with maintaining Dixon Hughes Goodman LLP’s independence. The Audit Committee pre-approved all of such services. The Audit Committee has established pre-approval policies and procedures with respect to audit and permitted non-audit services to be provided by the Company’s independent auditors.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the Company’s independent auditors in order to assure that the provision of such services does not impair the auditor’s independence. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. Management is required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date. During each of the fiscal years ended March 31, 2011 and 2010, respectively, all services were pre-approved by the Audit Committee in accordance with this policy.

PROPOSAL 3: ADVISORY VOTE ON COMPENSATION

OF NAMED EXECUTIVE OFFICERS

The Board Of Directors recommends a vote “FOR” the compensation of our named executive officers as disclosed in the Executive Compensation Discussion And Analysis section and the accompanying compensation tables and narrative discussion contained in this Proxy Statement and Information Circular. Abstentions and broker nonvotes will be counted for purposes of determining whether a majority of votes has been cast in favor of this proposal. Proxies solicited by the Board will be voted “FOR” approval of the compensation, unless a shareholder specifies otherwise.

Beginning this year, under legislation that Congress enacted in 2010, our shareholders may approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in accordance with the executive compensation disclosure rules contained in Item 402 of the U.S. Securities and Exchange Commission’s Regulation S-K. Accordingly, we are seeking input from shareholders with this advisory vote on the compensation of our named executive officers. The vote on this proposal is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our named executive officers as disclosed in the Executive Compensation Discussion and Analysis section and the accompanying executive compensation tables and narrative discussion contained in this Proxy Statement and Information Circular. The Company asks that you support the compensation of our named executive officers as so disclosed. Because your vote is advisory, it will not be binding on the Compensation Committee, the Nominating/Corporate Governance Committee, the Board or the Company. However, the Board will review the voting results and take them into consideration when making future decisions regarding executive compensation.

The Company’s compensation philosophy emphasizes pay for performance. The goal is to prove an opportunity for total compensation that is competitive and sufficient to attract and retain executives and is reflective of our overall executive compensation philosophy which is designed to:

•

help attract and retain the most qualified individuals by being competitive with compensation paid to persons having similar responsibilities and duties in other companies in the same and closely related businesses;

•	relate to the value created for shareholders by being directly tied to the financial performance of the Company and the particular executive officer’s contribution to such performance;

•	motivate and reward individuals who help the Company achieve its short-term and long-term objectives and thereby contribute significantly to the success of the Company; and

•	reflect the qualifications, skills, experience, and responsibilities of the particular executive officer.

We describe the individual elements that make up our total compensation more fully in the Executive Compensation Discussion and Analysis section of this Proxy Statement and Information Circular. We believe our executive compensation programs are structured to support the Company and its business objectives.

Accordingly, for the reasons discussed above, the Board recommends that shareholders vote in favor of the compensation of our named executive officers as disclosed pursuant to Item 402 of Regulation S-K, including the Executive Compensation Discussion and Analysis section, compensation tables and narrative discussion.

Vote Required

Assuming a quorum is present, approval of the compensation of our named executive officers requires that a majority of the total votes cast with respect to Common shares present, or represented, and entitled to vote at the Meeting vote in favor of such proposal.

PROPOSAL 4: ADVISORY VOTE ON THE FREQUENCY OF THE

ADVISORY VOTE ON COMPENSATION OF NAMED EXECUTIVE OFFICERS

The Board Of Directors recommends a vote for submitting the advisory vote on the compensation of our named executive officers to shareholders every year. Abstentions and broker nonvotes will have no impact on the vote regarding this proposal. Proxies solicited by the Board will be voted for approval of a frequency of EVERY YEAR, unless a shareholder specifies otherwise.

Also, beginning this year, under the legislation that Congress enacted in 2010, our shareholders may approve, on a nonbinding, advisory basis, the frequency of the advisory vote on the compensation of our named executive officers as disclosed in accordance with the executive compensation disclosure rules contained in Item 402 of the U.S. Securities and Exchange Commission’s Regulation S-K. Shareholders may choose to approve holding an advisory vote on the compensation of our named executive officers annually, biennially or triennially. Accordingly, we are asking shareholders whether the advisory vote should occur every year, once every two years or once every three years.

The Board has considered the frequency of the advisory vote on the compensation of our named executive officers that it should recommend. After considering the benefits and consequences of each option for the frequency of submitting the advisory vote on the compensation of our named executive officers to shareholders, the Board recommends submitting the advisory vote on the compensation of our named executive officers to our shareholders annually.

We believe an annual advisory vote on the compensation of our named executive officers will allow us to obtain information on shareholders’ views of the compensation of our named executive officers on a more consistent basis. In addition, we believe an annual advisory vote on the compensation of our named executive officers will provide our Board and the Compensation Committee with frequent input from shareholders on our compensation programs for our named executive officers. Finally, we believe an annual advisory vote on the compensation of our named executive officers aligns more closely with our objective to engage in regular dialogue with our shareholders on corporate governance matters, including our executive compensation philosophy, policies and programs, and our commitment to good corporate governance.

For the reasons discussed above, the Board recommends that shareholders vote in favor of holding an advisory vote on the compensation of our named executive officers at an annual meeting of shareholders every year. In voting on this advisory vote on the frequency of the advisory vote on the compensation of our named executive officers, shareholders should be aware that they are not voting “for” or “against” the Board’s recommendation to vote for a frequency of every year for holding future advisory votes on the compensation of our named executive officers. Rather, shareholders will be casting votes to recommend an advisory vote on the compensation of our named executive officers which may be every year, once every two years or once every three years, or they may abstain entirely from voting on the proposal.

We recognize that shareholders may have different views as to the best approach for the Company, and therefore, we look forward to hearing from our shareholders as to their preferences on the frequency of the advisory vote on the compensation of our named executive officers. The option on the frequency of the advisory vote on the compensation of our named executive officers that receives the most votes from shareholders will be considered by the Board and Compensation Committee as the shareholders’ recommendation as to the frequency of future advisory votes on the compensation of our named executive officers. However, the outcome of this advisory vote on the frequency of the advisory vote on the compensation of our named executive officers is not binding on the Company or the Board. Nevertheless, the Board will review and consider the outcome of this vote when making determinations as to when the advisory vote on the compensation of our named executive officers will again be submitted to shareholders for approval at an annual meeting of shareholders within the next three years.

Vote Required

The frequency of the advisory vote on compensation of the Company’s named executive officers receiving the greatest number of votes — every year, once every two years or once every three years — will be the frequency that shareholders approve.

BOARD OF DIRECTORS

Committees of the Board of Directors and Meeting Attendance

The Company has not adopted a formal policy that each Director must attend each annual general meeting of shareholders, although Directors are encouraged to do so. The Company expects all members of the Board to attend the Meeting barring other significant commitments or special circumstances. All of the Company’s Board members attended the Company’s 2010 Annual General Meeting of Shareholders. During the Company’s fiscal year ended March 31, 2011, there were six meetings of the Board, and each incumbent Director attended at least 75% of the aggregate number of Board meetings and meetings of all committees of the Board on which he served.

The Board of Directors of the Company has the standing committees listed below.

Audit Committee. The Board of Directors has established an Audit Committee. From April 1, 2004 until June 30, 2005, the Audit Committee was comprised of two members, namely Messrs. Neal (Chair) and Bragin. Effective June 30, 2005, the size of the Audit Committee was expanded from two to three members, and Mr. Fink was added to the Audit Committee. The Audit Committee held five meetings during the fiscal year ended March 31, 2011. The Board has determined that Messrs. Neal, Bragin and Fink satisfy the independence requirements of current Securities and Exchange Commission rules and NASDAQ Global Select Market listing standards. The Board also has determined that Mr. Fink qualifies as an audit committee financial expert as defined under these rules and listing standards.

The Audit Committee assists the Board of Directors with its responsibilities by (A) overseeing the Company’s accounting and financial reporting processes and the audits of the Company’s consolidated financial statements and (B) monitoring (i) the Company’s compliance with legal, risk management and regulatory requirements, (ii) the Company’s independent auditors’ qualifications and independence, (iii) the performance of the Company’s audit function and independent auditors, and (iv) the Company’s systems of internal control with respect to the integrity of financial records, adherence to its policies and compliance with legal requirements. The Audit Committee: has sole responsibility to retain and terminate the Company’s independent auditors, subject to shareholder ratification; has sole authority to pre-approve all audit and non-audit services performed by the Company’s independent auditors and the fees and terms of each engagement; reviews the scope and results of management’s assessment on internal control over financial reporting; and reviews the Company’s audited consolidated financial statements and related public disclosures, earnings press releases and other financial information and earnings guidance provided to analysts or rating agencies. The Audit Committee is governed by a written charter, which sets forth the specific functions and responsibilities of the Audit Committee. A copy of the current Audit Committee charter is included as Appendix A to this Proxy Statement and Information Circular. The Audit Committee charter is not currently available on the Company’s web site.

Compensation Committee. On June 30, 2005, the Board of Directors established a Compensation Committee, which is comprised of three directors, namely Messrs. Bragin, Fink and Neal (Chair). The Compensation Committee held two meetings during the fiscal year ended March 31, 2011. The Board has determined that Messrs. Bragin, Fink and Neal satisfy the independence requirements of current NASDAQ Global Select Market listing standards.

The principal responsibilities of the Compensation Committee are to evaluate the performance and approve the compensation of the Company’s Chief Executive Officer and other executive officers; prepare an annual report on executive compensation for inclusion in proxy statements of the Company; and oversee the Company’s compensation and benefit plans for key employees and non-employee directors.

The Compensation Committee reviews and approves corporate goals and objectives relevant to the Company’s Chief Executive Officer’s compensation, evaluates the Chief Executive Officer’s performance in light of these goals and objectives and establishes his compensation levels based on its evaluation. This Committee is also responsible for administration of the Nicholas Financial, Inc. Equity Incentive Plan, the Nicholas Financial, Inc. Employee Stock Option Plan and the Nicholas Financial, Inc. Non-Employee Director Stock Option Plan. The specific functions and responsibilities of the Compensation Committee are set forth in its written charter. A copy of the current Compensation Committee charter is included as Appendix B to this Proxy Statement and Information Circular. The Compensation Committee charter is not currently available on the Company’s web site.

Nominating/Corporate Governance Committee. On June 30, 2005, the Board of Directors established a Nominating/Corporate Governance Committee, which is comprised of two directors, namely Messrs. Bragin and Neal. The Nominating/Corporate Governance Committee held one meeting during the fiscal year ended March 31, 2011. The Board has determined that Messrs. Bragin and Neal satisfy the independence requirements of current NASDAQ Global Select Market listing standards. The Nominating/Corporate Governance Committee is governed by a written charter, which will be reviewed on an annual basis. A copy of the current Nominating/Corporate Governance Committee charter is included as Appendix C to this Proxy Statement and Information Circular. The Nominating/Corporate Governance Committee charter is not currently available on the Company’s web site.

The principal functions of the Nominating/Corporate Governance Committee are to: identify, consider and recommend to the Board qualified director nominees for election at the Company’s annual meeting; review and make recommendations on matters involving the general operation of the Board and its committees and recommend to the Board nominees for each committee of the Board; and develop and recommend to the Board the adoption and appropriate revision of the Company’s corporate governance practices.

Nominations of Directors

The entire Board by majority vote selects the Director nominees to stand for election at the Company’s annual general meetings of shareholders and to fill vacancies occurring on the Board, based on the recommendations of the Nominating/Corporate Governance Committee. In selecting nominees to recommend to the Board to stand for election as Directors, the Nominating/Corporate Governance Committee will examine each Director nominee on a case-by-case basis regardless of who recommended the nominee and take into account all factors it considers appropriate. While the Nominating/Corporate Governance Committee does not have a formal policy relating specifically to the consideration of diversity in its process to select and evaluate Director nominees, the Committee does consider diversity as part of its overall evaluation of candidates for Director nominees. Specifically, the Company’s Corporate Governance Policies provide that the selection of potential directors should be based on all factors the Nominating/Corporate Governance Committee and the Board consider appropriate, which include issues of diversity, age, background and training, business or administrative experience or skills, dedication and commitment, business judgment, analytical skills, problem-solving abilities and familiarity with regulatory environment. To this end, the Nominating/Corporate Governance Committee believes that the following minimum qualifications must be met by a Director nominee to be recommended to stand for election as Director:

•	Each Director must display high personal and professional ethics, integrity and values.

•	Each Director must have the ability to exercise sound business judgment.

•

Each Director must be highly accomplished in his or her respective field, with broad experience at the executive or policy-making level in business, government, education, technology or public interest.

•	Each Director must have relevant expertise and experience, and be able to offer advice and guidance based on that expertise and experience.

•	Each Director must be able to represent all shareholders of the Company and be committed to enhancing long-term shareholder value.

•	Each Director must have sufficient time available to devote to activities of the Board and to enhance his or her knowledge of the Company’s business.

The Nominating/Corporate Governance Committee may use various sources for identifying and evaluating nominees for Directors, including referrals from the Company’s current Directors, management and shareholders. The Nominating/Corporate Governance Committee will review the resume and qualifications of each candidate identified through any of the sources referenced above, and determine whether the candidate would add value to the Board. With respect to candidates that are determined by the Nominating/Corporate Governance Committee to be potential nominees, one or more members of the Committee will contact such candidates to determine the candidate’s general availability and interest in serving. Once it is determined that a candidate is a good prospect, the candidate will be invited to meet with the full Committee, which will conduct a personal interview with the candidate. During the interview, the Committee will evaluate whether the candidate meets the guidelines and criteria adopted by the Board as well as exploring any special or unique qualifications, expertise and experience offered by the candidate and how such qualifications, expertise and/or experience may complement that of existing Board members. If the candidate is approved by the Committee as a result of the Committee’s determination that the candidate will be able to add value to the Board and the candidate expresses his or her interest in serving on the Board, the Committee will then review its conclusions with the Board and recommend that the candidate be selected by the Board to stand for election by the shareholders or fill a vacancy or newly created position on the Board.

Pursuant to the Nominating/Corporate Governance Committee charter, the Committee will investigate and consider shareholder recommendations for Director nominations submitted in writing by a shareholder (or group of shareholders) owning 5% or more of the Company’s outstanding Common shares for at least one year. Recommendations for Director nominees to be considered by the Nominating/Corporate Governance Committee, including recommendations from shareholders of the Company, should be sent in writing, together with a description of each proposed nominee’s qualifications and other relevant biographical information concerning such proposed nominee, to the Nominating/Corporate Governance Committee of the Board of Directors, care of the Secretary of the Company, at the Company’s headquarters, and must be received at least 120 days prior to the anniversary date of the release of the proxy statement relating to the prior year’s Annual General Meeting of Shareholders.

Leadership Structure and Role in Risk Oversight

Mr. Vosotas, the founder of the Company, has served as our Chief Executive Officer, or CEO, and Chairman of the Board, since the Company’s inception in 1985. Our Board does not have a policy on whether or not the roles of CEO and chairman should be separate; indeed, the Board has the authority to choose its chairman in any way it deems best for our Company at any given point in time. Accordingly, our Board reserves the right to vest the responsibilities of the CEO and chairman in the same person or in two different individuals, depending upon what it believes is in the best interests of the Company. Our Board currently believes that Mr. Vosotas is uniquely qualified to serve as both our chairman and CEO, given his historical leadership of our Board, his long history with our Company, his significant ownership interest in the Company and the current size of both the Company and our Board. Our Board believes, however, that there is no single Board leadership structure that would be most effective in all circumstances, and therefore the Board retains the authority to modify this structure to best address our Company’s and Board’s then current circumstances as and when appropriate.

Our Board, and, in particular, the Audit Committee are involved on an ongoing basis in the general oversight of our material identified enterprise-related risks. Each of our CEO and Chief Financial Officer, with input as appropriate from other appropriate management members, reports and provides relevant information directly to either our Board and/or the Audit Committee on various types of identified material financial, reputational, legal and business risks to which we are or may be subject, as well as mitigation strategies for certain key identified material risks. Our Board’s and Audit Committee’s roles in our risk oversight process have not affected our Board leadership structure.

Communications with Board of Directors

Shareholders may communicate with the full Board or individual Directors by submitting such communications in writing to Nicholas Financial, Inc., Attention: Board of Directors (or the individual Director(s)), Building C, 2454 McMullen Booth Road, Clearwater, Florida 33759. Such communications will be delivered directly to the appropriate Director(s).

Report of the Audit Committee

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the consolidated financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited consolidated financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the consolidated financial statements.

The Committee reviewed with the Company’s Independent Auditors, who are responsible for expressing an opinion on the conformity of those audited consolidated financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Committee under standards of the Public Company Accounting Oversight Board. The Audit Committee also discussed with the Company’s Independent Auditors matters related to the financial reporting process required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees.” In addition, the Audit Committee has received the written disclosures and the letter from the Independent Auditors required by Rule 3526 of the Public Company Accounting Standards Board, as currently in effect, and the Audit Committee discussed with the Independent Auditors that firm’s independence and considered the compatibility of nonaudit services with the Independent Auditors’ independence.

The Committee discussed with the Company’s Independent Auditors the overall scope and plans for their audit. The Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The Committee held five meetings during the fiscal year ended March 31, 2011.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited consolidated financial statements be included in the Annual Report for filing with the Commission. The Committee and the Board have also recommended, subject to shareholder approval, the appointment of Dixon Hughes Goodman LLP as the Company’s Independent Auditors for the fiscal year ending March 31, 2012.

The foregoing report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates such report by reference therein.

Alton R. Neal, Audit Committee Chair

Scott Fink, Audit Committee Member

Stephen Bragin, Audit Committee Member

June 13, 2011

EXECUTIVE OFFICERS AND COMPENSATION

The Company currently has two (2) executive officers: Peter L. Vosotas, Chairman of the Board, Chief Executive Officer and President; and Ralph T. Finkenbrink, Senior Vice President, Chief Financial Officer and Secretary. Mr. Vosotas has a son and a son-in-law who are employees of the Company. For additional information regarding Messrs. Vosotas and Finkenbrink, see “Proposal 1: Election of Directors” above. Prior to his resignation from the Company effective June 30, 2011, Douglas W. Marohn also served as an executive officer of the Company. Mr. Marohn, age 39, joined the Company in April 1998. He served as Senior Vice President of Branch Operations of the Company from February 2008 until his resignation effective June 30, 2011. Mr. Marohn previously held the position of Vice President – Sales from 2002 through January 2008 and Regional Director from 2001 until 2002. Effective July 1, 2011, Kevin Bates, Area Vice President and a sixteen-year marketing veteran with the Company, assumed certain of Mr. Marohn’s non-executive functions, but he currently is not an executive officer of the Company.

Executive Compensation Discussion and Analysis

Overview of Executive Compensation Philosophy

The primary objectives of the Compensation Committee of the Company’s Board of Directors with respect to executive compensation are to attract, motivate and retain the best executive talent available and to align the Company’s executive compensation structure with shareholder value creation. More specifically, the Compensation Committee believes that executive compensation should:

¿

help attract and retain the most qualified individuals by being competitive with compensation paid to persons having similar responsibilities and duties in other companies in the same and closely related businesses;

¿	relate to the value created for shareholders by being directly tied to the financial performance of the Company and the particular executive officer’s contribution to such performance;

¿	motivate and reward individuals who help the Company achieve its short-term and long-term objectives and thereby contribute significantly to the success of the Company; and

¿	reflect the qualifications, skills, experience, and responsibilities of the particular executive officer.

Role of the Compensation Committee

The Compensation Committee is responsible for:

¿	evaluating the performance and determining and approving the compensation of the Company’s executive officers, including the Chief Executive Officer (the “CEO”); and

¿	overseeing the Company’s compensation and benefit plans for key employees and non-employee directors, including the Company’s equity plans.

Through this process, the Committee reviews and determines all aspects of compensation for the Named Executive Officers (as defined below) of the Company. The Named Executive Officers of the Company are: Mr. Peter L. Vosotas, Chairman of the Board, CEO and President; Mr. Ralph T. Finkenbrink, Senior Vice President, Chief Financial Officer and Secretary; and Douglas W. Marohn, Senior Vice President of Branch Operations. As previously reported, Mr. Marohn resigned from the Company effective June 30, 2011.

Process for Determining Executive Compensation

The Compensation Committee is responsible for establishing and monitoring adherence to the Company’s compensation programs. When setting executive compensation, the Compensation Committee applies a consistent approach for all Named Executive Officers. It intends that the combination of elements of executive compensation closely aligns the executives’ interest with those of the Company’s shareholders. Target total compensation is comprised of base salary, annual cash bonus and long-term incentive compensation in the form of equity grants. The Compensation Committee generally reviews and adjusts executive target total compensation levels annually in February and March of each year.

In fiscal 2006, the Board of Directors and Compensation Committee retained an independent compensation consulting firm to perform analyses of competitive performance and compensation levels for the Company’s Named Executive Officers. This consulting firm developed recommendations that were reviewed by the Compensation Committee and the Board of Directors in connection with approving executive compensation for fiscal 2007. Neither the Board of Directors nor the Compensation Committee has retained any independent compensation consultants since that time.

The CEO currently initiates the compensation discussions with the Compensation Committee, providing requests and seeking approval from the Compensation Committee and the Board of Directors before finalizing any salary increases, employment contracts, bonus plans or long-term incentive equity awards for Named Executive Officers. In considering the CEO’s requests, the Compensation Committee takes into consideration the executive pay for executive officers in comparable positions for companies in the Company’s peer group, as well as the level of inherent risk associated with the position, and the specific circumstances of the executive. The Compensation Committee approves the base salary, annual cash bonus and long-term incentive equity awards for the CEO and for each Named Executive Officer below the CEO level, based on the CEO’s recommendations.

The Compensation Committee has reviewed the aggregate amounts and mix of all components of the CEO’s and the other Named Executive Officer’s compensation, including base salary, annual cash bonus, long-term incentive compensation, accumulated (realized and unrealized) stock option and restricted stock gains, the value to the executive and cost to the Company of all perquisites and other personal benefits and the actual projected payout obligations for severance and change-in-control scenarios. A tally sheet setting forth all the above components was prepared affixing dollar amounts under the various payout scenarios for the CEO and the other Named Executive Officer and was reviewed by the Compensation Committee.

Compensation Components

The Company’s executive compensation program currently consists of three key elements: base salary, annual incentive bonus and long-term equity compensation.

Base Salary. The Compensation Committee establishes base salaries for the Company’s Named Executive Officers based on the scope of their responsibilities, taking into account competitive market compensation paid by other companies in the Company’s peer group for similar positions. Generally, the Compensation Committee believes that executive base salaries should be targeted near the median of the range of salaries for executives in similar positions and with similar responsibilities at comparable companies in line with our compensation philosophy.

Base salaries are reviewed annually, and may be adjusted to realign salaries with market levels after taking into account individual responsibilities, performance and experience.

The base salaries for Mr. Vosotas, the Company’s CEO, and Mr. Finkenbrink, the Company’s Chief Financial Officer for the fiscal year ended March 31, 2011 (“Fiscal 2011”) were $300,000 and $250,000, respectively, and for the fiscal year ending March 31, 2012 (“Fiscal 2012”) are $360,000 and $250,000, respectively. The base salaries for Mr. Marohn, the Company’s former Senior Vice President of Branch Operations who resigned from the Company effective June 30, 2011, were $175,000 for Fiscal 2011 and $175,000 for Fiscal 2012, respectively. The Compensation Committee believes that the current base salaries of the Company’s Named Executive Officers are generally competitive at the median salary ranges observed at comparable companies.

Annual Incentive Bonus. Annual cash incentive bonuses are intended to compensate the Named Executive Officers for achieving the Company’s annual financial goals.

For Fiscal 2011, the Company had in effect an annual incentive bonus program for each of its Named Executive Officers. In addition to his annual base salary, each Named Executive Officer was entitled to receive cash bonuses for Fiscal 2011 based upon the Company’s revenues and operating income exceeding certain target percentages. The tables below summarize the cash bonuses payable to each of the Named Executive Officers based upon meeting or exceeding the indicated growth targets:

Revenue Growth Target (% Increase Over Fiscal 2010)*	Cash Bonus Payable to Mr. Vosotas	Cash Bonus Payable to Mr. Finkenbrink	Cash Bonus Payable to Mr. Marohn

5%	$15,000	$10,000	$15,000
10% or above	$30,000	$20,000	$30,000

*A prorated cash bonus was payable to each named executive officer in the event revenue growth was between the 5% and 10% targets.

Operating Income Growth Target (% Increase Over Fiscal 2010)*	Cash Bonus Payable to Mr. Vosotas	Cash Bonus Payable to Mr. Finkenbrink	Cash Bonus Payable to Mr. Marohn

10%	$15,000	$5,000	$10,000
20% or above	$30,000	$20,000	$20,000

*A prorated cash bonus was payable to each named executive officer in the event operating income growth was between the 10% and 20% targets.

In addition to the foregoing, Mr. Vosotas was entitled to a cash bonus in the event the average closing price of the Company’s Common Stock for the five trading days immediately preceding March 31, 2011 exceeded the average closing price for the five trading days immediately preceding April 1, 2010. The table below summarizes the cash bonus payable to Mr. Vosotas based upon an increase in the Company’s stock price over the period indicated:

% Increase in Average Closing Price*	Cash Bonus Payable To Mr. Vosotas

25%	$ 50,000
50%	$ 75,000
75% or above	$100,000

*A prorated cash bonus was payable to Mr. Vosotas in the event the increase in the Company’s average closing stock price for the period indicated was between 25% and 75%.

Pursuant to the foregoing awards, Messrs. Vosotas, Finkenbrink and Marohn received aggregate cash bonuses pursuant to the Fiscal 2011 incentive bonus program of $138,350, $40,000 and $50,000, respectively.

The Compensation Committee also has established an annual incentive cash bonus program for each of the Named Executive Officers for Fiscal 2012. In addition to his annual base salary, each Named Executive Officer (other than Mr. Marohn, who resigned from the Company effective June 30, 2011 and, thus, is no longer eligible to participate in any cash bonus program) is entitled to receive cash bonuses for Fiscal 2012 based upon the Company’s revenues and operating income exceeding certain target percentages. The tables below summarize the cash bonuses payable to each of the named executive officers based upon the Company meeting or exceeding the indicated growth targets:

Revenue Growth Target (% Increase Over Fiscal 2011)*	Cash Bonus Payable to Mr. Vosotas	Cash Bonus Payable to Mr. Finkenbrink

5%	$15,000	$10,000
10% or above	$30,000	$30,000

*A prorated cash bonus is payable to each named executive officer in the event revenue growth falls between the 5% and 10% targets.

Operating Income Growth Target (% Increase Over Fiscal 2011)*	Cash Bonus Payable to Mr. Vosotas	Cash Bonus Payable to Mr. Finkenbrink

10%	$15,000	$ 5,000
20% or above	$30,000	$20,000

*A prorated cash bonus is payable to each named executive officer in the event operating income falls between the 10% and 20% targets.

In addition to the foregoing, Mr. Vosotas is entitled to a cash bonus in the event the average closing price of the Company’s Common Stock for the five trading days immediately preceding March 31, 2012 exceeds the average closing price for the five trading days immediately preceding April 1, 2012. The table below summarizes the cash bonus payable to Mr. Vosotas based upon an increase in the Company’s stock price over the period indicated:

% Increase in Average Closing Price*	Cash Bonus Payable

10%	$ 50,000
15%	$ 75,000
25% or above	$100,000

*A prorated cash bonus is payable to Mr. Vosotas in the event the increase in the Company’s average closing stock price for the period indicated falls between 10% and 15% or between 15% and 25%.

Long-Term Equity Compensation. The Compensation Committee believes that stock-based awards promote the long-term growth and profitability of the Company by providing executive officers of the Company with incentives to improve shareholder value and contribute to the success of the Company and by enabling the Company to attract, retain and reward the best available persons for executive officer positions. The Company currently maintains two long-term equity incentive plans for executive officers – the Nicholas Financial, Inc. Equity Incentive Plan (the “Equity Plan”) and the Nicholas Financial, Inc. Employee Stock Option Plan (the “Employee Plan”). The Employee Plan was terminated on August 9, 2006, and no new awards will be granted under such plan, although stock options granted under such plan and still outstanding will continue to be subject to all terms and conditions of such plan.

The Compensation Committee may grant awards under the Equity Plan to any officer (including the Named Executive Officers) or other salaried key employee of the Company or its affiliates. As of the Record Date, there were approximately five officers and 110 other salaried key employees (not including officers) eligible to participate in the Equity Plan.

Each of the Company’s Named Executive Officers received the following equity awards under the Company’s Equity Incentive Plan as part of the Fiscal 2011 incentive bonus program: (i) on April 15, 2010, Mr. Vosotas was awarded 25,000 shares of restricted stock, which shares will vest on March 31, 2012; (ii) on April 15, 2010, Mr. Finkenbrink was awarded 15,000 shares of restricted stock, which shares will vest on March 31, 2013; and (iii) on April 1, 2010, Mr. Marohn was awarded 8,000 shares of restricted stock, which shares were scheduled to vest on March 31, 2013 but were forfeited effective as of Mr. Marohn’s resignation on June 30, 2011.

Mr. Finkenbrink also received an equity award under the Company’s Equity Incentive Plan as part of the Fiscal 2012 incentive bonus program. On April 1, 2011, Mr. Finkenbrink was awarded 5,000 shares of restricted stock, which shares will vest on March 31, 2014.

The Company cannot currently determine the number or type of additional awards that may be granted to eligible participants under the Equity Plan in the future. Such determinations will be made from time to time by the Compensation Committee (or Board).

Change in Control

The Company has change in control provisions in its employment agreements with the Named Executive Officers, the Equity Plan and the Employee Plan. The Company has no additional change in control contracts or arrangements with any of the Named Executive Officers.

The change in control provisions in the plans and employment agreements were designed to make a change in control transaction neutral to the economic interests of employees that might be involved in considering such a transaction. The employees subject to these provisions would likely not be in a position to influence the Company’s performance after a change in control or may not be in a position to earn their incentive awards or vest in their equity awards after a change in control. Thus, the provisions are meant to encourage employees that may be involved in considering a change in control transaction to act in the interests of the Company’s shareholders rather than their own interests.

The change in control provisions in the employment agreements with Named Executive Officers are described starting on page 32 under “Potential Payments Upon Termination or a Change-In-Control.” Generally, the Company’s equity compensation plans provide that restricted stock will vest in full, and options to purchase Common shares will become immediately exercisable, either upon a change in control or upon termination of employment within one year after a change in control. The Compensation Committee believes that the provisions provided for under both our employment agreements and equity compensation plans are appropriate since an employee’s position could be adversely affected by a change in control even if he is not terminated. These plans provide, however, that the Compensation Committee may determine in advance of the change in control event that the provisions would not apply and therefore no accelerated vesting would occur.

Other Compensation

Consistent with the Compensation Committee’s pay-for-performance compensation philosophy, the Company intends to continue to maintain modest executive benefits and perquisites for executive officers; however, the Compensation Committee, in its discretion, may revise, amend or add to the officer’s executive benefits and perquisites if it deems it advisable. The Compensation Committee believes these benefits and perquisites are currently at or below median competitive levels for companies in the Company’s peer group. The Compensation Committee has no current plans to make changes to either the employment agreements (except as required by law or as required to clarify the benefits to which the executive officers are entitled as set forth herein) or levels of benefits and perquisites provided under the employment agreements. In this regard it should be noted that the Company does not provide pension arrangements, post-retirement health coverage, or similar benefits for its executives or employees.

The following table generally illustrates the benefit plans and perquisites that the Company does and does not provide and identifies those employees who may be eligible to receive them. Perquisites for the Named Executive Officers are detailed within the footnotes of the summary compensation table.

Perquisites and Employee Benefits	Executive Officers	Full-Time Employees
401(k) Plan (1)	✓	✓
Medical/Dental Plans (2)	✓	✓
Life Insurance (3)	✓	✓
Long Term Disability Plan (4)	✓	✓
Short Term Disability Plan (5)	✓	✓
Company Paid Trips (6)	✓	✓
Company Owned Vehicle (7)	✓	✓
Club Memberships (8)	✓	Not Offered
Change in Control and Severance Plan (9)	✓	Not Offered
Deferred Compensation Plan	Not Offered	Not Offered
Supplemental Early Retirement Plan	Not Offered	Not Offered
Employee Stock Ownership Plan	Not Offered	Not Offered
Defined Benefit Pension Plan	Not Offered	Not Offered

(1)	Eligible employees, including the Company’s executive officers, are able to participate in the Company’s 401(k) Plan. The 401(k) Plan permits participants to make 401(k) contributions on a pretax basis. All employees of the Company and its subsidiaries who are at least age 21 are eligible to participate in the 401(k) Plan on the first day of the month following the completion of one year of service. Participants can contribute up to 60% of their pretax compensation to the 401(k) Plan annually, subject to certain legal limitations. Neither the Company nor any of its subsidiaries made any matching contributions in 2011; the Company has not yet determined whether it will make any matching contributions in 2012.

(2)	The Company provides medical insurance coverage for all of its full-time employees, including the Named Executive Officers. The Company pays 80% of the applicable premium and the employee pays the remaining 20% of the premium. Employees electing dependent coverage are responsible for 100% of the premium, less a $100 Company contribution, or a $250 Company contribution if the employee holds the position of Branch Manager or above. Dental coverage is offered to all full-time employees. The Company pays 50% of the applicable premium and the employee pays the remaining 50% of the premium.

(3)	The Company provides all full-time employees, including the Named Executive Officers, with a $10,000 term life insurance policy. The premium for this coverage is paid entirely by the Company.

(4)	The Company provides all full-time employees, including the Named Executive Officers, long-term disability insurance with a monthly benefit in the amount of 60% of monthly salary up to a maximum of $10,000 per month. The premium for this coverage is paid entirely by the Company.

(5)	The Company offers short-term disability insurance coverage to all of its full-time employees, including the Named Executive Officers. The employee is responsible for 100% of the applicable premium.

(6)	The Company maintains an annual sales contest that rewards certain employees with a trip at Company expense. The CEO participates in this program.

(7)	The Company provides a Company vehicle to the Named Executive Officers. The Company also provides Company vehicles to its branch managers, regional managers and other key personnel.

(8)	The Company covers certain country club membership costs for the Named Executive Officers.

(9)	The Company’s employment agreements with the Named Executive Officers provide for certain change in control and severance benefits as described elsewhere in this Proxy Statement and Information Circular.

Policy Regarding Retroactive Adjustments

Section 304 of the Sarbanes-Oxley Act of 2002 authorizes a company to claw back certain incentive-based compensation and stock profits of the Chief Executive Officer and Chief Financial Officer if the company is required to prepare an accounting restatement due to the material noncompliance of the company, as a result of misconduct, with any financial reporting requirement under the securities laws. The Compensation Committee does not otherwise have a formal policy regarding whether the Committee will make retroactive adjustments to, or attempt to recover, cash or share-based incentive compensation granted or paid to executive officers in which the payment was predicated upon the achievement of certain financial results that are subsequently the subject of a restatement. The Committee may seek to recover any amount determined to have been inappropriately received by the individual executive to the extent permitted by applicable law.

Tax, Accounting and Other Considerations

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), limits the Company’s deduction of annual compensation paid to the Named Executive Officers to $1 million per employee, unless the compensation meets certain specific requirements to qualify as performance-based compensation. The Compensation Committee has considered the Company’s ability to deduct from taxable income certain performance based compensation under Section 162(m) of the Code. At the current compensation levels in effect for the Named Executive Officers, tax deductibility under Section 162(m) was not a determinative factor in the design of the Company’s compensation program.

Section 280G of the Code limits the Company’s ability to take a tax deduction for certain “excess parachute payments” (as defined in Code Section 280G) paid in connection with a change in control transaction, and Section 4999 of the Code imposes excise taxes on certain executives who receive “excess parachute payments.” The Compensation Committee considers the adverse tax liabilities imposed by Code Sections 280G and 4999, as well as other competitive factors, when it designs and implements arrangements that may be triggered upon a change in control for all potentially affected employees, including the Company’s Named Executive Officers.

Various rules under generally accepted accounting principles determine the extent to which and the manner in which the Company accounts for grants under its long term equity incentive plans in its financial statements. The Compensation Committee takes into consideration the accounting treatment under Financial Accounting Standards Board (“FASB”) Accounting Standards Classification (“ASC”) Topic 718, “Stock Compensation” (formerly, FAS 123(R)) (“ASC Topic 718”), when determining the types of and value of grants under its long term equity incentive plans for all employees, including the Company’s Named Executive Officers. The accounting treatment of such grants, however, is not determinative of the type, timing, or amount of any particular grant of equity-based compensation to the Company’s employees.

Compensation Committee Report

The Compensation Committee of the Board of Directors has reviewed and discussed the foregoing “Executive Compensation Discussion and Analysis” with management of the Company and, based upon such review and discussion, has recommended to the Board that the “Executive Compensation Discussion and Analysis” be included in this Proxy Statement and Information Circular.

Alton R. Neal, Compensation Committee Chair

Scott Fink, Compensation Committee Member

Stephen Bragin, Compensation Committee Member

Compensation Committee Interlocks and Insider Participation

During the fiscal year ended March 31, 2011, the Compensation Committee was comprised of Messrs. Neal, Fink and Bragin, none of whom is, or ever has been, an employee or officer of the Company or any of its subsidiaries. During the fiscal year ended March 31, 2011, none of the Named Executive Officers of the Company served on the board of directors or compensation committee (or other board committee performing equivalent functions) of any other entity, one of whose executive officers served on the Board of Directors and/or Compensation Committee of the Company.

Summary Compensation Table

The following table sets forth for each of the Named Executive Officers: (i) the dollar value of base salary and bonus earned during each of the fiscal years ended March 31, 2011, 2010 and 2009, respectively; (ii) the aggregate grant date fair value of stock and option awards granted during each of such fiscal years, computed in accordance with ASC Topic 718; (iii) the dollar value of earnings for services pursuant to awards granted during each of such fiscal years under non-equity incentive plans; (iv) the change in pension value and non-qualified deferred compensation earnings during each of such fiscal years; (v) all other compensation for each of such fiscal years; and (vi) the dollar value of total compensation for each of such fiscal years.

Name and Principal Position (a)	Fiscal Year (b)	Salary ($) (c)		Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Change in Pension Value and Non- qualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($) (i)	Total ($) (j)

Peter L. Vosotas Chairman of the Board, Chief Executive Officer and President	2011 2010 2009	$ $ $	300,000 300,000 300,000		$215,000 (1) $ 64,625 (3) $ 65,450 (6)	— $25,394 (4) $51,637 (7)	$138,350 $150,000 —		$13,709 (2) $14,165 (5) $16,079 (8)	$667,059 $554,184 $433,166

Ralph T. Finkenbrink Senior Vice President, Chief Financial Officer and Secretary	2011 2010 2009	$ $ $	250,000 210,000 210,000		$129,000 (9) $ 51,700 (11) $ 65,450 (13)	— — $83,458 (14)	$40,000 $80,000 $20,000		$7,275 (10) $7,275 (12) $8,275 (15)	$426,275 $348,975 $387,183

Douglas W. Marohn Senior Vice President, Branch Operations	2011 2010 2009	$ $ $	175,000 150,000 125,000		$68,800 (16) — $62,832 (19)	— — —	$50,000 $40,000 $20,000		$2,250 (17) $1,225 (18) $2,225 (20)	$296,050 $191,225 $210,057

Note: All of the above compensation amounts are expressed in U.S. Dollars

(1)

Value of 25,000 restricted shares granted pursuant to the Equity Plan on April 15, 2010. These shares are valued at $8.60/share – the closing price on the date of grant. For more information on the valuation of share-based awards see Notes 2 and 8 to the Company’s consolidated financial statements included in its Annual Report on Form 10-K for the fiscal year ended March 31, 2011.

(2)	Includes payment of club membership dues ($6,366), personal use of Company-provided vehicle ($5,093) and sales incentive trip ($2,250).
(3)

Value of 27,500 restricted shares granted pursuant to the Equity Plan on April 1, 2009. These shares are valued at $2.35/share– the closing price on the date of grant. For more information on the valuation of share-based awards see Notes 2 and 8 to the Company’s consolidated financial statements included in its Annual Report on Form 10-K for the fiscal year ended March 31, 2010.

(4)

Value of 27,500 stock options granted pursuant to the Equity Plan on April 1, 2009. These shares are valued at $0.92/share – the fair value on the date of grant. For more information on the valuation of share-based awards see Notes 2 and 8 to the Company’s consolidated financial statements included in its Annual Report on Form 10-K for the fiscal year ended March 31, 2010.

(5)	Includes payment of club membership dues ($6,872), personal use of Company-provided vehicle ($5,093) and sales incentive trip ($2,200).
(6)

Value of 27,500 restricted shares granted pursuant to the Equity Plan on March 31, 2009. These shares are valued at $2.38/share – the closing price on the date of grant. For more information on the valuation of share-based awards see Notes 2 and 8 to the Company’s consolidated financial statements included in its Annual Report on Form 10-K for the fiscal year ended March 31, 2009.

(7)

Value of 55,000 stock options granted pursuant to the Equity Plan on March 31, 2009. These shares are valued at $0.94/share – the fair value on the date of grant. For more information on the valuation of share-based awards see Notes 2 and 8 to the Company’s consolidated financial statements included in its Annual Report on Form 10-K for the fiscal year ended March 31, 2009.

(8)	Includes matching contributions to 401(k) Plan ($1,000), payment of club membership dues ($7,714), personal use of Company-provided vehicle ($5,093) and sales incentive trip ($2,272).
(9)

Value of 15,000 restricted shares granted pursuant to the Equity Plan on April 15, 2010. These shares are valued at $8.60/share – the closing price on the date of grant. For more information on the valuation of share-based awards, see Notes 2 and 8 to the Company’s consolidated financial statements included in its Annual Report on Form 10-K for the fiscal year ended March 31, 2011.

(10)	Includes payment of club membership dues ($4,800) and personal use of Company-provided vehicle ($2,475).

(11)

Value of 22,000 restricted shares granted pursuant to the Equity Plan on April 1, 2009. These shares are valued at $2.35/share – the closing price on the dates of grant. For more information on the valuation of share-based awards see Notes 2 and 8 to the Company’s consolidated financial statements included in its Annual Report on Form 10-K for the fiscal year ended March 31, 2010.

(12)	Includes payment of club membership dues ($4,800) and personal use of Company-provided vehicle ($2,475).
(13)

Value of 27,500 shares of restricted stock granted pursuant to the Equity Plan on March 31, 2009. These shares are valued at $2.38/share – the closing price on the date of grant. For more information on the valuation of share-based awards see Notes 2 and 8 to the Company’s consolidated financial statements included in its Annual Report on Form 10-K for the fiscal year ended March 31, 2009.

(14)

Value of 38,5000 stock options granted pursuant to the Equity Plan on March 31, 2009. These shares are valued at $2.17/share – the fair value on the date of grant. For more information on the valuation of share-based awards see Notes 2 and 8 to the Company’s consolidated financial statements included in its Annual Report on Form 10-K for the fiscal year ended March 31, 2009.

(15)	Includes matching contributions to 401(k) Plan ($1,000), payment of club membership dues ($4,800) and personal use of Company-provided vehicle ($2,475).
(16)

Value of 8,000 restricted shares granted pursuant to the Equity Plan on April 15, 2010. These shares are valued at $8.60/share – the closing price on the date of grant. (Note: The foregoing restricted shares were forfeited as a result of Mr. Marohn’s resignation from the Company effective June 30, 2011.) For more information on the valuation of share-based awards see Notes 2 and 8 to the Company’s consolidated financial statements included in its Annual Report on Form 10-K for the fiscal year ended March 31, 2011.

(17)	Includes sales incentive trip ($2,250).
(18)	Includes sales incentive trip ($1,225).
(19)

Value of 26,400 shares of restricted stock granted pursuant to the Equity Plan on March 31, 2009. These shares are valued at $2.38/share – the closing price on the date of grant. (Note: The foregoing restricted shares were forfeited as a result of Mr. Marohn’s resignation from the Company effective June 30, 2011.) For more information on the valuation of share-based awards see Notes 2 and 8 to the Company’s consolidated financial statements included in its Annual Report on Form 10-K for the fiscal year ended March 31, 2009.

(20)	Includes matching contributions to 401(k) Plan ($1,000). Includes sales incentive trip ($1,225).

Grants of Plan-Based Awards

The following table sets forth information regarding all plan-based awards that were made to the Named Executive Officers during the fiscal year ended March 31, 2011 including incentive plan awards (equity-based and non-equity based) and other plan-based awards. Disclosure on a separate line item is provided for each grant of an award made to a Named Executive Officer during such fiscal year. The information supplements the dollar value disclosure of stock, option and non-stock awards in the Summary Compensation Table by providing additional details about such awards. Equity incentive-based awards are subject to a performance condition as such term is defined by ASC Topic 718. Non-equity incentive plan awards that are not subject to ASC Topic 718 and are intended to serve as an incentive for performance to occur over a specified period.

								All Other Stock Awards:	All Other Option Awards:	Exercise	Grant Date Fair
Name (a)	Grant Date (b)	Estimated Future Payouts Under Non- Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			Number of Shares of Stock or Units (#) (i)	Number of Securities Underlying Options (#) (j)	or Base Price of Option Awards ($/Sh) (k)	Value of Stock and Option Awards ($) (l)
		Threshold ($) (c) (1)	Target ($) (d) (1)	Maximum ($) (e) (1)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)
Peter L. Vosotas		$80,000	$105,000	$160,000
Chairman of the Board, Chief Executive Officer and President	4/15/10 (2)							25,000 (3)			$215,000

Ralph T. Finkenbrink		$15,000	—	$40,000
Senior Vice President, Chief Financial Officers and Secretary	4/15/10 (2)							15,000 (3)			$129,000

Douglas W. Marohn		$25,000	—	$50,000
Senior Vice President, Branch Operations	4/15/10 (2)							8,000 (3)			$68,800

(1)

On April 15, 2011, the Compensation Committee approved incentive bonus plans for the Named Executive Officers relating to the Company’s performance for the fiscal year ending March 31, 2012. Under these plans, each Named Executive Officer (other than Mr. Marohn, who resigned from the Company effective June 30, 2011) has the potential to earn the estimated future cash payouts that are disclosed above during the fiscal year ending March 31, 2012, which we would expect to pay out in May 2012. We include further details regarding these plans, including information on performance criteria, in the “Executive Compensation Discussion and Analysis – Compensation Components” section beginning on page 20.

(2)	The date on which the Compensation Committee took action to grant such award was April 15, 2010.
(3)

Represents restricted stock awarded under the Equity Plan on April 15, 2010. These shares will vest on March 31, 2012 for Mr. Vosotas and March 31, 2013 for Mr. Finkenbrink. The 8,000 shares of restricted stock awarded to Mr. Marohn were scheduled to vest on March 31, 2013 but were forfeited effective as of Mr. Marohn’s resignation on June 30, 2011.

Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table

For the fiscal year ended March 31, 2011 we maintained the following executive compensation programs for our Named Executive Officers:

•	Base salary

•	Annual case incentive bonus compensation

•	Equity-based awards

•	Limited perquisites, such as an automobile and payment of club dues

•	Certain insurance coverages

•	401(k) plan

•	Term life insurance

We include further details regarding these programs, including information on performance criteria and vesting provisions, in the “Executive Compensation Discussion and Analysis” section beginning on page 19.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information regarding outstanding option and stock awards held by the Named Executive Officers at March 31, 2011 including the number of shares underlying both exercisable and unexercisable portions of each stock option as well as the exercise price and expiration date of each outstanding option.

Name (a)	Option Awards					Stock Awards

	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)

Peter L. Vosotas
Chairman of the Board, Chief Executive Officer and President	55,000 13,750	13,750 (3)		$2.38 $2.35	3/31/19 4/01/19	80,000 (1)	$976,000 (2)

Ralph T. Finkenbrink
Senior Vice President, Chief Financial Officer and Secretary	11,000 44,000 25,666	12,834 (6)		$8.58 $5.60 $5.50	8/31/17 3/19/18 4/01/18	64,500 (4)	$786,900 (5)

Douglas W. Marohn Senior Vice President, Branch Operations	16,500 3,300 6,600 16,500	4,400 (9) 11,000 (10)		$3.82 $9.41 $8.58 $5.60	8/25/13 5/12/15 8/31/17 3/19/18	34,400 (7)	$419,680 (8)

(1)

Represents restricted stock granted under the Equity Plan on March 31, 2009, April 1, 2009 and April 15, 2010. The shares granted on March 31, 2009 and April 1, 2009 will vest on the third anniversary following the dates of grant, and the shares granted on April 15, 2010 will vest on March 31, 2012.

(2)	The value was determined by multiplying the closing price per Common share on March 31, 2011 by the number of unvested shares of restricted stock.
(3)

Represents the unvested portion of options to purchase an aggregate of 27,500 shares granted under the Equity Plan on April 1, 2009. These options to purchase 27,500 shares vest in equal annual installments over two years following the date of grant.

(4)

Represents restricted stock granted under the Equity Plan on March 31, 2009, April 1, 2009 and April 15, 2010. The shares granted on March 31, 2009 and April 1, 2009 will vest on the third anniversary following the dates of grant, and the shares granted on April 15, 2010 will vest on March 31, 2013.

(5)	The value was determined by multiplying the closing price per Common share on March 31, 2011 by the number of unvested shares of restricted stock.
(6)

Represents the unvested portion of options to purchase an aggregate of 38,500 shares granted under the Equity Plan on April 1, 2008. These options to purchase 38,500 shares vest in equal annual installments over three years following the date of grant.

(7)

Represents restricted stock granted under the Equity Plan on March 31, 2009 and April 15, 2010. The shares granted on March 31, 2009 were to vest on the third anniversary following the date of grant, and the shares granted on April 15, 2010 were to vest on March 31, 2013. All 34,400 shares of unvested restricted stock held by Mr. Marohn were forfeited upon his resignation from the Company effective June 30, 2011.

(8)	The value was determined by multiplying the closing price per Common share on March 31, 2011 by the number of unvested shares of restricted stock.
(9)

Represents the unvested portion of options to purchase an aggregate of 11,000 shares granted under the Equity Plan on August 31, 2007. These options to purchase 11,000 shares were to vest in equal annual installments over five years following the date of grant. The unvested portion of such options to purchase 11,000 shares were forfeited as a result of Mr. Marohn’s resignation from the Company effective June 30, 2011.

(10)

Represents the unvested portion of options to purchase an aggregate of 27,500 shares granted under the Equity Plan on March 19, 2008. These options to purchase 27,500 shares were to vest in equal annual installments over five years following the date of grant. The unvested portion of such options to purchase 27,500 shares were forfeited as a result of Mr. Marohn’s resignation from the Company effective June 30, 2011.

Option Exercises and Stock Vested

During the fiscal year ended March 31, 2011, (i) no stock options were exercised by any Named Executive Officer, and (ii) no shares of restricted stock vested that were held by any Named Executive Officer.

Pension Benefits

The Company does not provide pension arrangements or post-retirement health coverage for its executives or employees.

Nonqualified Deferred Compensation

The Company does not provide any nonqualified defined contribution or other nonqualified deferred compensation plans.

Potential Payments Upon Termination or a Change-in-Control

Employment Agreements

The Company has entered into an employment agreement with two of the Named Executive Officers, namely Peter L. Vosotas and Ralph T. Finkenbrink. The payments to be made to these Named Executive Officers pursuant to the employment agreements in the event of disability or death, involuntary termination without cause and termination following a change in control are described below. These employment agreements are described in greater detail beginning on page 37.

Payments Made Upon Death or Disability

In the event of the termination of employment due to his death or disability, a Named Executive Officer will receive only such compensation and other benefits to which he was entitled under his employment agreement or otherwise as an employee of the Company through the termination date, including payments of base salary through the calendar month in which such termination occurs.

Payments Made Upon Termination Without Cause or Constructive Termination

In the event of the termination of a Named Executive Officer’s employment (i) by the Company other than for cause (as defined in his employment agreement) or (ii) by the Named Executive Officer upon (a) a change of control of the Company, (b) a good faith determination by the Named Executive Officer that there has been a material breach of his employment agreement by the Company, (c) a material adverse change in the Named Executive Officer’s working conditions or status or (d) a significant relocation of the Named Executive Officer’s principal office, then the Named Executive Officer will be paid (subject to the Section 280G cap described below), a one-time, lump-sum severance payment equal to two times the sum of (A) the Named Executive Officer’s annual base salary in effect at the time of such termination and (B) the Named Executive Officer’s average annual bonus and other compensation for the two full calendar years immediately preceding such termination.

A “change of control” is defined in the employment agreements with the Named Executive Officers generally as the occurrence of any of the following:

(i) any person, entity, or group acting in concert (other than (A) the Company or any of its subsidiaries, (B) a trustee or other fiduciary holding securities under any employee benefit plan of the Company or any of its subsidiaries, (C) an underwriter temporarily holding securities pursuant to an offering of such securities or (D) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock in the Company), becomes the beneficial owner of securities of the Company which, together with securities previously owned, confer upon such person, entity or group the combined voting power, on any matters brought to a vote of shareholders, of twenty percent (20%) or more of the then outstanding shares of voting securities of the Company; or

(ii) the sale, assignment or transfer of assets of the Company or any of its subsidiaries, in a transaction or series of transactions, in which the aggregate consideration received or to be received by the Company or any such subsidiary in connection with such sale, assignment or transfer is greater than fifty percent (50%) of the book value, as determined by the Company in accordance with generally accepted accounting principles, of the Company’s assets determined on a consolidated basis immediately before such transaction or the first of such transactions; or

(iii) the merger, consolidation, share exchange or reorganization of the Company (or one or more direct or indirect subsidiaries of the Company) as a result of which the holders of all of the shares of capital stock of the Company as a group would receive less than fifty percent (50%) of the combined voting power of the voting securities of the Company or the voting securities of the surviving or resulting entity or any parent thereof immediately after such merger, consolidation, share exchange or reorganization; or

(iv) the adoption of a plan of complete liquidation or the approval of the dissolution of the Company; or

(v) the commencement of a tender or exchange offer which, if successful, would result in a change of control of the Company; or

(vi) a determination by the Board of Directors of the Company, in view of the then current circumstances or impending events, that a change of control of the Company has occurred or is imminent, which determination shall be made for the specific purpose of triggering the operative provisions of the employment agreements.

If the severance payment, either alone or when added to any other payment or benefit to which the Named Executive Officer is entitled from the Company, exceeds the amount that may be paid by the Company without a loss of deduction under Section 280G of the Code, then the severance payment will be reduced to an amount that would not result in a loss of deduction.

Long Term Equity Compensation

Equity Plan

Unless the Compensation Committee provides otherwise in any particular award agreement, in the event of a change of control of the Company, awards may be assumed or substitute awards may be made by the Company or its successor that contain similar terms and conditions as the awards issued under the Equity Plan, without participant consent. If awards are assumed or if substitute awards are made, and if the Company or its successor in the change of control transaction terminates a participant within one year following the change of control, then the award will immediately vest on the date of such termination of employment or service, as applicable.

If the Company or its successor does not assume the awards or grant substitute awards, then:

•

At least 15 days prior to the change of control transaction, all options held by employees of the Company or its affiliates will become fully vested, and the Company will provide a notice to all holders of options of their right to exercise their options up to the date of the change of control. On the change of control date, all options will be cancelled. If it is not feasible to give 15 days notice of cancellation of the options, then the Compensation Committee may determine prior to the change of control date that all options held by employees of the Company or its affiliates will become vested on the date of the change of control, and all holders of options will receive a cash payment, in exchange for cancellation of the options, equal to the value of the option as determined by the Compensation Committee.

•	All shares of restricted stock will vest in full immediately prior to the date of a change of control.

•

Performance share awards will be deemed earned immediately prior to the date of the change of control in an amount equal to the amount that would be earned had the target performance goal for the performance period been met, and then prorated based on the number of days in the performance period that have elapsed to the date of the change of control.

For purposes of the Equity Plan, a “change of control” generally includes any of the following events:

•

A person or group of persons becomes the beneficial owner of 25% or more of the outstanding Common shares of the Company or the voting power of any of the Company’s securities, not counting acquisitions approved in advance by the Board of Directors;

•

The members of the Board of Directors on April 1, 2007 (and any new member appointed or elected to the Board whose appointment, nomination or election was approved by two-thirds of the Board, unless the election is in connection with an election contest) cease to constitute a majority of the Board;

•	The consummation or the sale or other disposition of all, or substantially all, of the Company’s assets;

•	The consummation of a complete liquidation or dissolution of the Company; or

•

The consummation of a merger or consolidation of the Company with or into any other company in which the Company’s shareholders immediately prior to the merger or consolidation will own less than 50% of the outstanding common shares or voting control of the surviving company.

In the event of termination of a participant’s employment due to death or disability or termination without cause by the Company, all restricted shares granted to such participant shall become fully vested and the restrictions on transferability under the terms of the award shall lapse.

In the event of termination of a participant’s employment due to death, disability or retirement, all options granted to such participant under the Equity Plan shall become fully vested on the date of such termination and shall be exercisable thereafter for a period of thirty days.

In the event of termination of a participant’s employment due to death or disability prior to the end of a performance period, performance share awards will be deemed earned immediately upon such termination in an amount equal to the amount that would have been earned had the target performance goal for the performance period been met, and then prorated based on the number of days in the performance period that have elapsed to the date of termination of employment.

In all other cases of termination, non-vested equity awards under the Equity Plan will be forfeited.

A more detailed description of the Equity Plan can be found below under the heading “Summary of Equity Plan.”

Employee Plan

In the event of a change in control of the Company, options granted under the Employee Plan will become immediately exercisable in full, unless the Company or its successor in the change in control transaction assumes the options or substitutes substantially equivalent options. In that case, the options will not be immediately exercisable, but will remain exercisable in accordance with their terms.

For purposes of the Employee Plan, a change in control generally includes any of the following events:

•

The Company adopts a plan of reorganization, merger, share exchange or consolidation with one or more other corporations or other entities as a result of which the holders of the Company’s Common shares as a group would receive less than fifty percent (50%) of the voting power of the capital stock or other interests of the surviving or resulting corporation or entity;

•	The Company adopts a plan of liquidation or obtains the approval of its dissolution;

•

The Board of Directors approves an agreement providing for the sale or transfer (other than as a security for the Company’s or any subsidiary’s obligations) of substantially all of the assets of the Company; or

•	Any person acquires more than twenty percent (20%) of the Company’s outstanding Common shares, if such acquisition is not preceded by a prior expression of approval by the Board.

In the event of termination of a participant’s employment due to death, disability or retirement with the consent of the Company, all options granted to such participant under the Employee Plan shall be exercisable for a period of three months (extendable to one year, at the discretion of the Special Committee), but only to the extent such options were exercisable as of the date of such termination.

In all other cases, options terminate immediately upon termination of employment.

Quantification of Termination/Change in Control Payments

The table below reflects the amount of compensation to be paid to each of the Named Executive Officers of the Company in the event of his disability or death, involuntary termination without cause or constructive termination, or termination upon a change in control. The amounts assume that such termination was effective as of March 31, 2011, and thus includes amounts earned through such time and are estimates of the amounts that would be paid out upon termination. The actual amounts to be paid out can only be determined at the time of separation from the Company.

	Fiscal 2011 Termination/Change of Control Payments

	Death or Disability			Constructive Termination or Termination Without Cause			Termination Upon Change in Control
Name	Salary & Bonus $	Benefits $(1)	Total $	Salary & Bonus $	Benefits $(2)	Total $	Salary & Bonus $	Benefits $(1)	Total $

Peter L. Vosotas Chairman of the Board, Chief Executive Officer and President	—	$1,786,975	$1,786,975	$888,350	$976,000	$1,864,350	$888,350	$1,786,975	$2,675,325

Ralph T. Finkenbrink Senior Vice President, Chief Financial Officer and Secretary	—	$1,375,070	$1,375,070	$580,000	$786,900	$1,366,900	$580,000	$1,375,070	$1,955,070

Douglas W. Marohn(3) Senior Vice President – Branch Operations	—	—	—	—	—	—	—	—	—

(1)

Consists of the value of the accelerated vesting of outstanding unvested restricted stock and stock options. The value of the accelerated vesting of unvested restricted stock was determined by multiplying the closing price per Common share on March 31, 2011 by the number of shares of restricted stock that were subject to accelerated vesting. The value of the accelerated vesting of unvested stock options was determined by calculating the sum of the differences between the closing price per Common share on March 31, 2011 and the exercise price for each “in-the-money” option that was subject to accelerated vesting.

(2)

Consists of the value of the accelerated vesting of outstanding unvested restricted stock. The value of the accelerated vesting of unvested restricted stock was determined by multiplying the closing price per Common share on March 31, 2011 by the number of shares of restricted stock that were subject to accelerated vesting.

(3)	As a result of Mr. Marohn’s resignation from the Company effective June 30, 2011, he is no longer entitled to any termination or change of control payments from the Company.

Summary of Employment Agreements With Named Executive Officers

The following section provides information on employment agreements with our Named Executive Officers noted in the Compensation Discussion and Analysis or in the tables. For the convenience of the reader, we are putting the descriptions of these employment agreements in one location.

Effective March 16, 1999, the Company entered into an employment agreement with Peter L. Vosotas, Chairman of the Board, President and Chief Executive Officer. The agreement currently provides for a minimum base salary of $360,000 and annual performance bonuses as determined by the Compensation Committee. The initial term of this agreement was for a period of one year, however, the agreement automatically renews for successive two-year terms unless the Company provides to Mr. Vosotas, at least sixty days prior to the expiration of any term, written notification that it intends not to renew this agreement. The current term of Mr. Vosotas’ employment agreement will expire on March 16, 2012, unless automatically renewed as described above. Mr. Vosotas’s employment agreement provides that, if he is terminated by the Company without cause, or if he terminates his employment upon (a) a change in control of the Company, (b) a good faith determination by him that the Company has materially breached his employment agreement, (c) a material adverse change in his working conditions or status or (d) a significant relocation of his principal office, then he shall be entitled to a severance payment equal to the sum of two times his annual base salary in effect at the time of such termination and his average annual bonus and other compensation for the two full calendar years immediately preceding such termination. Mr. Vosotas’s agreement further provides that, during the term of the agreement and for a period of two years thereafter, Mr. Vosotas will not, directly or indirectly, compete with the Company by engaging in certain proscribed activities.

Effective November 22, 1999, the Company entered into an employment agreement with Ralph T. Finkenbrink, Senior Vice-President of Finance. The agreement currently provides for a minimum base salary of $250,000 and annual performance bonuses as determined by the Compensation Committee. The initial term of this agreement was for a period of one year, however, the agreement automatically renews for successive two-year terms unless the Company provides to Mr. Finkenbrink, at least sixty days prior to the expiration of any term, written notification that it intends not to renew this agreement. The current term of Mr. Finkenbrink’s employment agreement will expire on November 22, 2012, unless automatically renewed as described herein. Mr. Finkenbrink’s employment agreement provides that, if he is terminated by the Company without cause, or if he terminates his employment upon (a) a change in control of the Company, (b) a good faith determination by him that the Company has materially breached his employment agreement, (c) a material adverse change in his working conditions or status or (d) a significant relocation of his principal office, then he shall be entitled to a severance payment equal to the sum of two times his annual base salary in effect at the time of such termination and his average annual bonus and other compensation for the two full calendar years immediately preceding such termination. Mr. Finkenbrink’s agreement further provides that, during the term of the agreement and for a period of two years thereafter, Mr. Finkenbrink will not, directly or indirectly, compete with the Company by engaging in certain proscribed activities.

Summary of Equity Plan

The Equity Plan was adopted by the Board of Directors of the Company on June 15, 2006, and approved by the shareholders of the Company on August 9, 2006. The purposes of the Equity Plan are:

•	to attract, retain and reward individuals who serve as key employees and non-employee directors of the Board; and

•

to increase shareholder value by offering participants the opportunity to acquire Common shares or receive monetary payments based on the value of such Common shares. By providing stock-based awards to the Company’s key employees and non-employee directors, the Board of Directors believes those individuals will be provided an incentive to increase shareholder value.

The Equity Plan:

•	is administered by the Compensation Committee with respect to key employee participants and the Board of Directors with respect to Non-Employee Director participants;

•	permits the grant of stock options (non-qualified or incentive), restricted stock and performance shares;

•	limits the number of awards that the Compensation Committee may grant to any one key employee participant;

•	limits the number of shares that may be granted as restricted stock to 300,000 Common shares;

•	prohibits discounted stock options from being granted, and prohibits repricing of stock options;

•	requires shareholder approval for certain changes to the Equity Plan’s terms; and

•	reserves 975,000 Common shares for awards.

Director Compensation

The following table sets forth information regarding the compensation received by each of the Company’s non-employee directors during the fiscal year ended March 31, 2011:

Name (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards ($) (c)	Option Awards ($) (d)	Non-Equity Incentive Plan Compensation ($) (e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (f)	All Other Compensation ($) (g)	Total ($) (h)
Alton R. Neal	$32,700						$32,700
Scott Fink	$27,000						$27,000
Stephen Bragin	$27,000						$27,000

For the fiscal year ended March 31, 2011, each Director who was not an executive officer of the Company (“Non-Employee Director”) received an annual retainer of $20,000 ($26,000 for the Chair of the Audit Committee), plus $1,000 per Board of Directors meeting or committee meeting attended. For the fiscal year ending March 31, 2012, each Director who is a Non-Employee Director receives an annual retainer of $21,000 ($30,000 for the Chair of the Audit Committee), plus $1,000 per Board of Directors meeting or committee meeting attended. Directors who are executive officers of the Company receive no additional compensation for service as a member of either the Board of Directors or any committee of the Board.

Prior to August 9, 2006, the Company maintained the Nicholas Financial, Inc. Non-Employee Director Stock Option Plan (the “Director Plan”). The Director Plan was terminated on August 9, 2006, and no new awards will be granted under such plan to Non-Employee Directors, although stock options granted under such plan and still outstanding will continue to be subject to all terms and conditions of such plan.

Effective August 9, 2006, the Company adopted the Equity Plan, under which the Board of Directors may grant awards to any Non-Employee Director. Prior to April 1, 2010, under the Equity Plan, each Non-Employee Director was entitled to receive 1,000 performance shares annually during his term as a Director. The number of Common shares that a Non-Employee Director was entitled to receive pursuant to such 1,000 performance share award depended upon the Company’s ability to meet fiscal year-to-fiscal year operating income growth targets, but could not exceed 1,000 Common shares. Beginning April 1, 2010, under the Equity Plan, each Non-Employee Director is entitled to receive a grant of options to purchase 5,000 Common shares upon his or her election or re-election to the Board.

Upon a change in control of the Company, the awards granted to Non-Employee Directors are treated in the same manner as awards made to employees as described above.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers, directors and more than 10% shareholders (collectively for purposes of this paragraph only, “Reporting Persons”) to file reports of their beneficial ownership and changes in beneficial ownership of the Company’s Common shares with the Commission and furnish copies of such reports to the Company. Based upon a review of copies of the reports filed with the Commission, we believe that no Reporting Person failed to file with the Commission on a timely basis during the fiscal year ended March 31, 2011, any required report relating to transactions involving equity securities of the Company beneficially owned by them, except as previously disclosed in the proxy statement and information circular relating to the 2010 annual general meeting of shareholders and that a Form 4 was filed late by Peter L. Vosotas reporting a sale of 2,000 Common shares on September 30, 2010 pursuant to a Rule 10b5-1 trading plan.

INDEBTEDNESS OF DIRECTORS AND EXECUTIVE OFFICERS

No Director or executive officer of the Company, no proposed nominee for election as a Director of the Company, and no associate or affiliate of any of them, is or has been indebted to the Company or its subsidiaries at any time since the beginning of the Company’s last completed fiscal year.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Related Persons

Since the beginning of the Company’s fiscal year ended March 31, 2011, there have been no transactions with related persons, and there are no currently proposed transactions with related persons, required by applicable SEC rules and regulations to be disclosed hereunder.

Review, Approval, and/or Ratification of Transactions with Related Persons

The Company recognizes that transactions involving related persons can present potential or actual conflicts of interest and create the appearance that the Company’s business decisions are based on considerations other than the best interests of its shareholders. Therefore, in accordance with the terms of its charter, the Audit Committee of the Board will review and approve transactions involving related persons. The policy covers any transaction involving the Company and a related person, and is not limited solely to those transactions involving related persons that meet the minimum threshold for disclosure in the proxy statement under the relevant SEC rules (i.e., transactions involving amounts exceeding $120,000 in which a related person has a direct or indirect material interest).

General Policy

Transactions involving related persons must be approved, or ratified if pre-approval is not feasible, by the Audit Committee of the Board consisting solely of independent directors, who will approve or ratify the transaction only if they determine that it is in the best interests of the Company’s shareholders. In considering the transaction, the Audit Committee will consider all relevant factors, including, as applicable: (i) the business rationale for entering into the transaction; (ii) available alternatives to the transaction; (iii) whether the transaction is on terms no less favorable than terms generally available to an unrelated third-party under the same or similar circumstances; (iv) the potential for the transaction to lead to an actual or apparent conflict of interest and any safeguards imposed to prevent such actual or apparent conflicts; and (v) the overall fairness of the transaction. The Audit Committee will also periodically monitor ongoing transactions involving related persons to ensure that there are no changed circumstances that would render it advisable for the Company to amend or terminate the transaction.

Procedures

•	It is the responsibility of management or the affected director or executive officer to bring the matter to the attention of the Audit Committee.

•	Any transaction involving a related person should be presented to the Audit Committee at the next regularly scheduled meeting.

•	All transactions should be pre-approved by the Audit Committee, or if not feasible, ratified by the Audit Committee as promptly as practicable.

•

If a member of the Audit Committee is involved in the transaction, except for purposes of providing material information about the transaction to the Audit Committee, he must be recused from all discussions and decisions about the transaction.

Ongoing transactions involving related persons shall be reviewed by the Audit Committee on an annual basis at the first regularly scheduled meeting of the fiscal year.

Since the beginning of the Company’s last fiscal year, there have been no transactions required to be reported under the applicable SEC rules where such policies and procedures did not require review, approval or ratification or where such policies and procedures were not followed.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director or executive officer of the Company, no nominee for election as a director of the Company, no person who has been a director or executive officer of the Company since the commencement of the Company’s last completed fiscal year and no associate or affiliate of any of the foregoing has any material interest, direct or indirect, by way of beneficial ownership or securities or otherwise, in any matter to be acted upon at the Meeting.

PERFORMANCE GRAPH

Set forth below is a graph comparing the cumulative total return on the Company’s Common shares for the five-year period ended March 31, 2011, with that of an overall stock market (NASDAQ Composite) and the Company’s peer group index (SNL Autofinance Index). The stock performance graph assumes that the value of the investment in each of the Company’s Common shares, the NASDAQ Composite Index and the SNL Autofinance Index was $100 on April 1, 2006, and that all dividends were reinvested.

The graph displayed below is presented in accordance with Commission requirements. Shareholders are cautioned against drawing any conclusions from the data contained therein, as past results are not necessarily indicative of future performance. This graph in no way reflects the Company’s forecast of future financial performance.

	03/31/2006	03/31/2007	03/31/2008	03/31/2009	03/31/2010	03/31/2011

Nicholas Financial, Inc.	$100.00	$ 85.18	$47.09	$20.00	$ 63.56	$102.43

NASDAQ Composite	100.00	103.50	97.41	66.33	102.49	118.86

SNL Autofinance Index	100.00	83.31	40.22	30.17	90.23	122.13

The stock price performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference the Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities and Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under said Acts.

SHAREHOLDER PROPOSALS

The deadline for submission of shareholder proposals pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (“Rule 14a-8”), for inclusion in the Company’s proxy statement for its 2012 Annual General Meeting of Shareholders is March 8, 2012. After May 22, 2012, notice to the Company of a shareholder proposal submitted other than pursuant to Rule 14a-8 is considered untimely, and the persons named in proxies solicited by the Board of Directors of the Company for the 2012 Annual General Meeting may exercise discretionary voting power with respect to any such proposal.

OTHER MATTERS

MANAGEMENT KNOWS OF NO OTHER MATTERS TO COME BEFORE THE MEETING OTHER THAN THOSE REFERRED TO IN THE NOTICE OF MEETING. HOWEVER, SHOULD ANY OTHER MATTERS PROPERLY COME BEFORE THE MEETING, THE SHARES REPRESENTED BY THE PROXY SOLICITED HEREBY WILL, ON A POLL, BE VOTED ON SUCH MATTERS IN ACCORDANCE WITH THE BEST JUDGMENT OF THE PERSONS VOTING THE SHARES REPRESENTED BY THE PROXY.

APPROVAL AND CERTIFICATION

The contents of this Information Circular have been approved and this mailing has been authorized by the Directors of the Company.

Where information contained in this Information Circular rests specifically within the knowledge of a person other than the Company, and that person has provided the information to the Company, the Company has relied upon information furnished by such person.

The foregoing contains no untrue statement of material fact and does not omit to state a material fact that is required to be stated or that is necessary to make a statement not misleading in the light of the circumstances in which it was made.

Dated this 6th day of July, 2011

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Peter L. Vosotas

Chairman of the Board,

Chief Executive Officer and President

Security Class Holder Account Number

Form of Proxy - Annual General Meeting to be held on August 9, 2011

This Form of Proxy is solicited by and on behalf of Management.

Notes to proxy

1.	Every holder has the right to appoint some other person or company of their choice, who need not be a holder, to attend and act on their behalf at the meeting or any adjournment or postponement thereof. If you wish to appoint a person or company other than the persons whose names are printed herein, please insert the name of your chosen proxyholder in the space provided (see reverse).

2.	If the securities are registered in the name of more than one owner (for example, joint ownership, trustees, executors, etc.), then all those registered should sign this proxy. If you are voting on behalf of a corporation or another individual you must sign this proxy with signing capacity stated, and you may be required to provide documentation evidencing your power to sign this proxy.

3.	This proxy should be signed in the exact manner as the name(s) appear(s) on the proxy.

4.	If this proxy is not dated, it will be deemed to bear the date on which it is mailed by Management to the holder.

5.	The securities represented by this proxy will be voted as directed by the holder, however, if such a direction is not made in respect of any matter, this proxy will be voted as recommended by Management.

6.	The securities represented by this proxy will be voted in favour or withheld from voting or voted against each of the matters described herein, as applicable, in accordance with the instructions of the holder, on any ballot that may be called for and, if the holder has specified a choice with respect to any matter to be acted on, the securities will be voted accordingly.

7.	This proxy confers discretionary authority in respect of amendments or variations to matters identified in the Notice of Meeting or other matters that may properly come before the meeting or any adjournment or postponement thereof.

8.	This proxy should be read in conjunction with the accompanying documentation provided by Management.

Proxies submitted must be received by 10:00 am, Eastern Time, on August 5, 2011.

Appointment of Proxyholder
I/We, being holder(s) of Nicholas Financial, Inc. hereby appoint: Ralph T. Finkenbrink, Chief Financial Officer, Senior Vice-President Finance and Secretary of the Company, or failing him, Peter L. Vosotas, President, Chief Executive Officer and Chairman of the Company,	OR	Print the name of the person you are appointing if this person is someone other than the Chairman of the Meeting.

as my/our proxyholder with full power of substitution and to attend, act and to vote for and on behalf of the shareholder in accordance with the following direction (or if no directions have been given, as the proxyholder sees fit) and all other matters that may properly come before the Annual General Meeting of shareholders of Nicholas Financial, Inc. to be held at Innisbrook Resort – Island Course Club House, 36750 U.S. Highway 19 North, Palm Harbor, Florida, on August 9, 2011 at 10:00 AM Eastern Time, and at any adjournment or postponement thereof.

VOTING RECOMMENDATIONS ARE INDICATED BY HIGHLIGHTED TEXT OVER THE BOXES.

1. Election of Director

	For	Withhold

01. Stephen Bragin	☐	☐

	For	Withhold
2. Appointment of Auditors
To approve the appointment of Dixon Hughes PLLC, as the Company’s Independent Auditors for the fiscal year ending March 31, 2012.	☐	☐

	For	Against
3. Advisory Vote on Compensation of Named Executive Officers
To approve the compensation of the Company’s named executive officers.	☐	☐

1 Year	2 Years	3 Years
4. Advisory Vote on Frequency of Advisory Vote on Compensation
To provide an advisory vote on the frequency of the advisory vote on compensation of the Company’s named executive officers. ☐	☐	☐
	For	Against
5. Proxyholder Authority
To grant the proxyholder authority to vote at his/her discretion on any amendment to the previous resolutions, or any other matters which may properly come before the Meeting.	☐	☐

Authorized Signature(s) - This section must be completed for your instructions to be executed.	Signature(s)	Date
I/We authorize you to act in accordance with my/our instructions set out above. I/We hereby revoke any proxy previously given with respect to the Meeting. If no voting instructions are indicated above, this Proxy will be voted as recommended by Management.
DD / MM / YY